EXHIBIT 4-1








                        TRUST INDENTURE AND MORTGAGE
                                [ATA 2000-1]

                       Dated as of ____________, 2000

                                  between

                 FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                      not in its individual capacity,
                     except as expressly stated herein,
                        but solely as Owner Trustee,

                               Owner Trustee

                                    and

                         WILMINGTON TRUST COMPANY,
                      not in its individual capacity,
                     except as expressly stated herein,
                        but solely as Loan Trustee,

                                Loan Trustee






                          EQUIPMENT NOTES COVERING
                       ONE BOEING 757-200ER AIRCRAFT
                      MANUFACTURER'S SERIAL NO. ____
                   BEARING U.S. REGISTRATION MARK N___AT
                     LEASED BY AMERICAN TRANS AIR, INC.



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                                                                          1

                             TABLE OF CONTENTS

                                                                       Page

GRANTING CLAUSE.............................................................1

ARTICLE I  DEFINITIONS......................................................7
    SECTION 1.01.  Definitions..............................................7
    SECTION 1.02.  Reference to Other Documents.............................7

ARTICLE II  THE EQUIPMENT NOTES.............................................7
    SECTION 2.01.  Form of Equipment Notes..................................7
    SECTION 2.02.  Issuance and Terms of Equipment Notes....................1
    SECTION 2.03.  Payments from Collateral Only............................2
    SECTION 2.04.  Method of Payment........................................4
    SECTION 2.05.  Application of Payments..................................6
    SECTION 2.06.  Termination of Interest in Collateral....................7
    SECTION 2.07.  Registration, Transfer and Exchange of Equipment Notes...7
    SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen Equipment Notes.....8
    SECTION 2.09.  Payment of Expenses on Transfer; Cancellation............9
    SECTION 2.10.  Mandatory Redemptions of Equipment Notes.................9
    SECTION 2.11. Lessee's Assumption of Equipment Notes....................9
    SECTION 2.12. Voluntary Redemptions of Equipment Notes.................10
    SECTION 2.13.  Redemptions; Notice of Redemption.......................10
    SECTION 2.14.  Option to Purchase Equipment Notes......................11
    SECTION 2.15.  Subordination...........................................12

ARTICLE III  RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE
             TRUST INDENTURE ESTATE........................................12
    SECTION 3.01.  Basic Rent Distribution.................................12
    SECTION 3.02.  Event of Loss; Replacement; Voluntary Termination;
                     Refinancing...........................................13
    SECTION 3.03.  Payments After Event of Default.........................14
    SECTION 3.04.  Certain Payments........................................16
    SECTION 3.05.  Other Payments..........................................16
    SECTION 3.06.  Payments to Owner Trustee...............................17
    SECTION 3.07.  Application of Payments Under Guarantee.................17

ARTICLE IV  COVENANTS OF OWNER TRUSTEE; EVENTS OF DEFAULT; REMEDIES
            OF LOAN TRUSTEE................................................17
    SECTION 4.01.  Covenants of Owner Trustee..............................17
    SECTION 4.02.  Event of Default........................................18
    SECTION 4.03.  Certain Rights..........................................20
    SECTION 4.04.  Remedies................................................22
    SECTION 4.05.  Return of Aircraft, Etc.................................24
    SECTION 4.06.  Remedies Cumulative.....................................25
    SECTION 4.07.  Discontinuance of Proceedings...........................26
    SECTION 4.08.  Waiver of Past Defaults.................................26
    SECTION 4.09.  Appointment of Receiver.................................26
    SECTION 4.10.  Loan Trustee Authorized to Execute Bills of
                     Sale, Etc.............................................26
    SECTION 4.11.  Rights of Note Holders to Receive Payment...............26

ARTICLE V  DUTIES OF THE LOAN TRUSTEE......................................27
    SECTION 5.01.  Notice of Event of Default..............................27
    SECTION 5.02.  Action upon Instructions; Certain Rights and
                     Limitations...........................................27
    SECTION 5.03.  Indemnification.........................................30
    SECTION 5.04.  No Duties Except as Specified in Trust Indenture or
                     Instructions..........................................30
    SECTION 5.05.  No Action Except Under Lease, Trust Indenture or
                     Instructions..........................................30



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                                                                          2

    SECTION 5.06.  Replacement Airframes and Replacement Engines...........31
    SECTION 5.07.  Indenture Supplements for Replacements..................34
    SECTION 5.08.  Effect of Replacement...................................34
    SECTION 5.09.  Investment of Amounts Held by Loan Trustee..............34

ARTICLE VI  THE OWNER TRUSTEE AND THE LOAN TRUSTEE.........................35
    SECTION 6.01.  Acceptance of Trusts and Duties.........................35
    SECTION 6.02.  Absence of Duties.......................................35
    SECTION 6.03.  No Representations or Warranties as to Aircraft
                     or Documents..........................................36
    SECTION 6.04.  No Segregation of Monies; No Interest...................36
    SECTION 6.05.  Reliance; Agreements; Advice of Counsel.................36
    SECTION 6.06.  Capacity in Which Acting................................37
    SECTION 6.07.  Compensation............................................37
    SECTION 6.08.  Instructions from Note Holders..........................37

ARTICLE VII  INDEMNIFICATION OF LOAN TRUSTEE BY OWNER TRUSTEE..............38
    SECTION 7.01.  Scope of Indemnification................................38

ARTICLE VIII  SUCCESSOR AND SEPARATE TRUSTEES..............................39
    SECTION 8.01.  Notice of Successor Owner Trustee.......................39
    SECTION 8.02.  Resignation of Loan Trustee; Appointment of Successor...39
    SECTION 8.03.  Appointment of Additional and Separate Trustees.........40

ARTICLE IX  SUPPLEMENT AND AMENDMENTS TO THIS TRUST INDENTURE AND
              OTHER DOCUMENTS..............................................42
    SECTION 9.01.  Instructions of Majority; Limitations...................42
    SECTION 9.02.  Trustees Protected......................................44
    SECTION 9.03.  Documents Mailed to Note Holders........................44
    SECTION 9.04.  No Request Necessary for Lease supplement or Trust
                     Agreement and Indenture Supplement....................44
    SECTION 9.05.  Notices to Liquidity Provider and Policy Provider.......44

ARTICLE X  MISCELLANEOUS...................................................44
    SECTION 10.01.  Termination of Trust Indenture.........................44
    SECTION 10.02.  No Legal Title to Collateral in Note Holders...........45
    SECTION 10.03.  Sale of Aircraft by Loan Trustee Is Binding............45
    SECTION 10.04.  Trust Indenture for Benefit of Owner Trustee, Loan
                      Trustee, Owner Participant, Lessee, Note Holders
                      and the other Mortgage Indemnitees...................45
    SECTION 10.05.  Notices................................................45
    SECTION 10.06.  Severability...........................................46
    SECTION 10.07.  No Oral Modification or Continuing Waivers.............46
    SECTION 10.08.  Successors and Assigns.................................46
    SECTION 10.09.  Headings...............................................46
    SECTION 10.10.  Normal Commercial Relations............................46
    SECTION 10.11.  Governing Law; Counterpart Form........................46
    SECTION 10.12.  Voting By Note Holders.................................47
    SECTION 10.13.  Bankruptcy.............................................47
    SECTION 10.14.  No Action Contrary to Lessee's Rights Under the Lease..47
    SECTION 10.15.  Payments With Respect to Insured Obligation.s..........47

ANNEX A        Definitions


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                                                                          3

EXHIBIT A      Form of Trust Indenture Supplement

SCHEDULE I     Equipment Notes Original Amount, Interest Rate and Amortization






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                                                                          1

                        TRUST INDENTURE AND MORTGAGE
                                [ATA 2000-1]

          TRUST INDENTURE AND MORTGAGE [ATA 2000-1], dated as of _________, 2000 (this "Trust Indenture") between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee under the Trust Agreement referred to below (together with its successors under the Trust Agreement, the "Owner Trustee"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee hereunder (together with its successors hereunder, the "Loan Trustee").

                            W I T N E S S E T H

          WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

          WHEREAS, the Owner Trustee desires by this Indenture, among other things, (i) to provide for the issue by the Owner Trustee to the Pass-Through Trustees of Equipment Notes evidencing the loans made by each of the Mortgage Participant to finance a portion of the Owner Trustee's payment of Lessor's Cost for the Aircraft, as provided in the Participation Agreement, and (ii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Loan Trustee, as part of the Collateral hereunder, among other things, of all of the Owner Trustee's right, estate and interest in and to the Aircraft, and, except as hereinafter expressly provided as to Excluded Payments, all of the Owner Trustee's right, title and interest in, to and under the Lease and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof, as security for the Owner Trustee's and Lessee's obligations to the holders of the Equipment Notes and the Mortgage Indemnitees and for the benefit and security of such Persons;

          WHEREAS, all things have been done to make the Equipment Notes, when executed by the Owner Trustee and authenticated and delivered by the Loan Trustee hereunder, the valid, binding and enforceable obligations of the Owner Trustee; and

          WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner Trustee for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened:

                              GRANTING CLAUSE

          NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions contained herein and in the other Operative Agreements to which it is a party and the Equipment Notes, for the benefit of the Note Holders and each of the Mortgage Indemnitees and the prompt payment of all amounts from time to time owing hereunder and under the Participation Agreement to the Note Holders or any Mortgage Indemnitee by the Owner Trustee or the Lessee and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Loan Trustee, its successors in trust and assigns, for the security and benefit of the Note Holders and each of the Mortgage Indemnitees, a first priority security interest in and mortgage lien on all right, title and interest of the Owner Trustee in, to


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                                                                          2

and under the following described property, rights and privileges, whether now or hereafter acquired, other than Excluded Payments (which collectively, excluding Excluded Payments but including all property hereafter specifically subjected to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the "Collateral"), to wit:

          (1) the Aircraft (including the Airframe and the Engines (as more particularly described in the Mortgage Supplement) and all replacements thereof and substitutions therefor to which the Owner Trustee shall from time to time acquire title as provided herein and in the Lease), as the same is now and will hereafter be constituted, whether now owned by the Owner Trustee or hereafter acquired, leased or intended to be leased under the Lease, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of "Airframe" or "Engines", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

          (2) all right, title, interest, claims and demands of the Owner Trustee, as Lessor, in, to and under the Lease and the Guarantee, together with all rights, powers, privileges, options and other benefits of the Owner Trustee as lessor under the Lease, including, without limitation, the immediate and continuing right to receive and collect all amounts of Basic Rent, Supplemental Rent, income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, tenders and security now or hereafter payable to or receivable by the Lessor under the Lease pursuant thereto, and the right to make all waivers and agreements, to give and receive copies of all notices and other instruments or communications, to accept surrender or redelivery of the Aircraft or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Trustee as Lessor under the Lease, to take such action upon the occurrence of a Lease Event of Default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Lease or by Law, and to do any and all other things whatsoever which the Owner Trustee or any lessor is may be entitled to do under or in respect of the Lease and any right to restitution from the Lessee or any other Person in respect of any determination of invalidity of the Lease;

          [(3) each Permitted Sublease assignment and each assigned Permitted Sublease (to the extent assigned under such Permitted Sublease assignment), and all Rent thereunder (including, without limitation, all rents or other amounts of Basic Rent, Supplemental Rent and payments of any kind made under such assigned Permitted Sublease (to the extent assigned under such Permitted Sublease assignment]1;

          [(3)/(4)]the Purchase Agreement (to the extent specified in the Purchase Agreement Assignment), the Purchase Agreement Assignment, the Engine Manufacturer Warranty Agreement, the Consent and Agreement and the Bills of Sale and any and all other contracts, agreements, warranties and instruments relating to the Airframe and Engines or any rights or interests therein to which the Owner Trustee is now or may hereafter be a party; together with all rights, powers, privileges, licenses, easements, options and other benefits of the Owner Trustee under each contract, agreement and instrument referred to in the clause (4),

--------

[FN]
[F1] Insert bracketed language if the Lease provides for the assignment of a permitted sublease.




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                                                                          3

including the right to receive and collect all payments to the Owner Trustee thereunder now or hereafter payable to or receivable by the Owner Trustee pursuant thereto and the right to make all waivers and agreements, to give and receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by Law, and to do any and all other things which the Owner Trustee is or may be entitled to do thereunder and any right to restitution from the Lessee, the Owner Participant or any other Person in respect of any determination of invalidity of any thereof);

          [(4)/(5)]all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Indenture;

          [(5)/(6)]without limiting the generality of the foregoing, insurance and requisition proceeds with respect to the Aircraft or any part thereof, including but not limited to such proceeds resulting from the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Owner Trustee in and to the same; and without limiting the generality of the foregoing, all insurance and requisition proceeds with respect to the Aircraft or any part thereof, including the insurance required under Section 11 of the Lease;

          [(6)/(7)]without limiting the generality of the foregoing, rights of the Owner Trustee to amounts paid or payable by Lessee to the Owner Trustee under the Participation Agreement and all rights of the Owner Trustee to enforce payments of any such amounts thereunder;

          [(7)/(8)]without limiting the generality of the foregoing, monies and securities from time to time deposited or required to be deposited with the Loan Trustee pursuant to any terms of this Indenture or the Lease or required hereby or by the Lease to be held by the Loan Trustee hereunder (other than Excluded Payments); and

          [(8)/(9)]all proceeds of the foregoing.

          BUT EXCLUDING from the foregoing and from the Collateral all Excluded Payments, and the right to enforce and collect the same, and SUBJECT TO all of the terms and conditions of this Trust Indenture and the rights of the Owner Trustee and the Owner Participant hereunder.

          Concurrently with the delivery of this Indenture, the Owner Trustee is delivering to the Loan Trustee the original executed counterpart of the Lease (to each of which a chattel paper receipt is attached), and executed copies of the Participation Agreement, the Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment), the Purchase Agreement Assignment with the Consent and Agreement and the Engine Manufacturer Warranty Agreement.

          TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, and its successors and assigns, in trust for the benefit and security of the Note Holders and the Mortgage Indemnitees, except as provided in Section 2.15 and Article III hereof without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (9) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.


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                                                                          4

          It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under each of the Mortgage Agreements to which it is a party to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Loan Trustee, the Note Holders and the Mortgage Indemnitees shall have no obligation or liability under the Mortgage Agreements, by reason of or arising out of the assignment hereunder, nor shall the Loan Trustee, the Note Holders or the Mortgage Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to any of the Mortgage Agreements to which it is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          The Owner Trustee does hereby constitute the Loan Trustee the true and lawful attorney of the Owner Trustee, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner Trustee or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds but in all cases excluding Excluded Payments) due and to become due under or arising out of the Mortgage Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Loan Trustee may deem to be necessary or advisable in the premises. Without limiting the generality of the foregoing, but subject to the rights of the Owner Trustee and the Owner Participant hereunder, during the continuance of any Event of Default under this Trust Indenture, the Loan Trustee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase the Airframe and Engines and upon such purchase to execute and deliver in the name of and on behalf of the Owner Trustee an appropriate bill of sale and other instruments of transfer relating to the Airframe and Engines when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Owner Trustee or otherwise, which the Loan Trustee may deem necessary or appropriate to protect and preserve the right, title and interest of the Loan Trustee in and to such Rents and other sums and the security intended to be afforded hereby; provided, however, that no action of the Loan Trustee pursuant to this paragraph shall increase the obligations or liabilities of the Owner Trustee to any Person beyond those obligations and liabilities specifically set forth in this Trust Indenture and in the other Operative Agreements. Under the Lease, Lessee is directed, so long as this Trust Indenture shall not have been fully discharged, to make all payments of Rent (other than Excluded Payments) and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease (other than Excluded Payments) directly to, or as directed by, the Loan Trustee at such address or addresses as the Loan Trustee shall specify, for application as provided in this Trust Indenture. The Owner Trustee agrees that promptly upon receipt thereof, it will transfer to the Loan Trustee any and all monies from time to time received by it constituting part of the Collateral, for distribution by the Loan Trustee pursuant to this Trust Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Loan Trustee under this Trust Indenture.

          The Owner Trustee agrees that at any time and from time to time, upon the written request of the Loan Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as


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                                                                          5

the Loan Trustee may reasonably deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Loan Trustee the full benefits of the assignment hereunder and of the rights and powers herein granted.

          The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants and agrees that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, and the Lien hereof shall not have been released pursuant to
Section 10.01 hereof, any of its right, title or interest hereby assigned, to anyone other than the Loan Trustee, and that it will not, except as otherwise provided in this Trust Indenture and except with respect to Excluded Payments to which it is entitled, (i) accept any payment from Lessee [or any Permitted Sublessee] under any Mortgage Agreement, (ii) enter into any agreement amending or supplementing any Mortgage Agreement,
(iii) execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers or privileges under, any Mortgage Agreement, (iv) settle or compromise any claim (other than those relating to an Excluded Payment) arising under any Mortgage Agreement or (v) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any Mortgage Agreement to arbitration thereunder.

          The Owner Trustee does hereby agree that it will not without the written consent of the Loan Trustee:

               (a) receive or collect or agree to the receipt or collection of any payment of Rent (other than Excluded Payments), including Basic Rent, Stipulated Loss Value, Termination Value or any other payment to be made pursuant to Section 9, 10 or 17 of the Lease prior to the date for the payment thereof provided for by the Lease or assign, transfer or hypothecate (other than to the Loan Trustee hereunder) any payment of Rent (other than Excluded Payments), including Basic Rent, Stipulated Loss Value, Termination Value or any other payment to be made pursuant to
          Section 9, 10 or 17 of the Lease, then due or to accrue in the future under the Lease in respect of the Airframe and Engines; or

               (b) except as contemplated by the Trust Agreement in connection with the appointment of a successor owner trustee, sell, mortgage, transfer, assign or hypothecate (other than to the Loan Trustee hereunder) its interest in the Airframe and Engines or any part thereof or in any amount to be received by it from the use or disposition of the Airframe and Engines, other than amounts distributed to it pursuant to Article III hereof.

It is hereby further agreed that any and all property described or referred to in the granting clauses hereof which is hereafter acquired by the Owner Trustee shall ipso facto, and without any further conveyance, assignment or act on the part of the Owner Trustee or the Loan Trustee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of the Owner Trustee contained in the foregoing paragraphs.

          The Owner Trustee does hereby ratify and confirm the Lease and does hereby agree that it will not violate any covenant or agreement made by it therein, herein or in any other Owner Trustee Agreement.


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                                                                          6

          Notwithstanding the Granting Clause or any of the foregoing paragraphs, there is hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excluded Payments.

          IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                 ARTICLE I

                                DEFINITIONS

          SECTION 1.01. Definitions. For all purposes of this Indenture the following terms shall have the following meanings:

"Enforcement Date" shall have the meaning specified in Section 4.03 hereof.

"Event of Default" shall have the meaning specified in Section 4.02 hereof.

"Excess Amount" shall have the meaning specified in Section 2.03(b) hereof.

"Section 1110 Period" shall have the meaning specified in Section 4.04(a) hereof.

"Senior Holder" shall have the meaning specified in Section 2.15(c) hereof.

          SECTION 1.02. Reference to Other Documents. For all purposes of this Trust Indenture the terms used but not defined in Section 1.01 are used as defined in the Annex A to the Participation Agreement, and the rules of construction set forth therein shall be incorporated herein.

                                 ARTICLE II

                            THE EQUIPMENT NOTES

          SECTION 2.01. Form of Equipment Notes. The Equipment Notes shall be substantially in the form set forth below:

        THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY
        NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH
      APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS
                                 AVAILABLE

      FIRST SECURITY BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL
       CAPACITY BUT SOLELY AS OWNER TRUSTEE UNDER TRUST AGREEMENT ATA
                    2000-1 DATED AS OF __________, ____

         SERIES [___] NON-RECOURSE EQUIPMENT NOTE DUE [____] ISSUED
           IN CONNECTION WITH THE BOEING MODEL 757-200ER AIRCRAFT
                 BEARING MANUFACTURER'S SERIAL NUMBER _____
                AND UNITED STATES REGISTRATION NUMBER N___AT




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                                                                          7

No.______
$_______________                                          Date:  [_______]

                               MATURITY DATE

                               INTEREST RATE

                          [______] [_____, _____]

          FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement N___AT, dated as of __________, ____, between the Owner Participant named therein and the Owner Trustee (herein as such Trust Agreement may be supplemented or amended from time to time called the "Trust Agreement"), hereby promises to pay to _____________, or the registered assignee thereof, the principal sum of $___________ (the "Original Amount"), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days and payable for the actual number of days elapsed (including the first day but excluding the last day)) from the date hereof until paid in full at a rate per annum equal to the Debt Rate. The Original Amount of this Equipment Note shall be payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in
Schedule I hereto. Accrued but unpaid interest shall be due and payable in quarterly installments commencing __________, ____, and thereafter on January 15, April 15 and July 15, October 15 of each year, to and including _______, _______. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

          For purposes hereof, the term "Trust Indenture" means the Trust Indenture and Mortgage [ATA 2000-1], dated as of _________, ____, between the Owner Trustee and Wilmington Trust Company, as Loan Trustee (the "Loan Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

          This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (calculated on the basis of a year of 360 days and payable for the actual number of says elapsed (including the first day and excluding the last day)) on any overdue Original Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). The interest rate borne by this Equipment Note shall be subject to adjustments to the extent, and under the circumstances, specified by the Registration Rights Agreement.

          All payments of Original Amount, interest, Make-Whole Amount, if any, and other amounts, if any, to be made by the Owner Trustee hereunder and under the Trust Indenture or the Participation Agreement shall be payable only from the income and proceeds from the

Trust Estate to the extent included in the Collateral and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Collateral to enable the Loan Trustee to make such payments in accordance with the terms of Section
2.03 and Article III of the Trust Indenture and each holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Collateral to the extent available for distribution to the holder hereof as above provided and that none of the Owner Participant, the Owner Trustee or the Loan Trustee is personally liable or liable in any manner extending to any assets other than the Collateral to the holder hereof for any amounts payable or any liability under this Equipment Note or, except as provided in the Trust Indenture or in the Participation Agreement, for any liability under the Trust Indenture or the Participation Agreement; provided, however, that nothing herein contained shall limit, restrict or impair the right of the Loan Trustee, subject always to the terms and provisions of the Trust Indenture, to accelerate the maturity of this Equipment Note upon occurrence of an Event of Default under the Trust Indenture in accordance with Section 4.04(b) of the Trust Indenture, to bring suit and obtain a judgment against the Owner Trustee on this Equipment Note for purposes of realizing upon the Collateral and to exercise all rights and remedies provided under the Trust Indenture or otherwise realize upon the Collateral.

          There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Loan Trustee or at the office of any successor in the manner provided in 2.07 of the Trust Indenture.

          The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Loan Trustee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter by the Loan Trustee to the Owner Trustee for cancellation.

          The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment received by it hereunder shall be applied, first, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, second, to the payment of the Original Amount of this Equipment Note then due, third, to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under the Trust Indenture, and fourth, the balance, if any, remaining thereafter, to any payments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their normal maturity.

          This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Trust Indenture. The Collateral is held by the Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture and the Participation Agreement for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture and the Participation Agreement each holder hereof agrees by its acceptance of this Equipment Note.

          As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

          Prior to due presentment for registration of transfer of this Equipment Note, the Owner Trustee and the Loan Trustee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes whether or not this Equipment Note be overdue, and neither the Owner Trustee nor the Loan Trustee shall be affected by notice to the contrary.

          This Equipment Note is subject to redemption as provided in Sections 2.10, 2.12 and 2.13 of the Trust Indenture but not otherwise. This Equipment Note is also subject to assumption by Lessee as provided in
Section 2.11 of the Trust Indenture, to exchange and to purchase by the Owner Participant or the Owner Trustee as provided in Section 2.14 of the Trust Indenture, but not otherwise.

          [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of Series G Equipment Notes, and this Equipment Note is issued subject to such provisions. The holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Loan Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Loan Trustee his attorney-in-fact for such purpose.]**

          The holder of this Equipment Note, by accepting the same, also agrees to be subject to the transfer restrictions set forth in Section 2.07 of the Trust Indenture.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                                   * * *

--------

[FN]
[F**] To be inserted for each Equipment Note other than any Series G Equipment Note.

          IN WITNESS WHEREOF, the Owner Trustee has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

                                         FIRST SECURITY BANK, NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity
                                         but solely as Owner Trustee



                                         By:____________________________
                                            Name:
                                            Title:


                LOAN TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

                                         WILMINGTON TRUST COMPANY,
                                         not in its individual capacity
                                         but solely as Loan Trustee



                                         By:________________________________
                                            Name:
                                            Title:

                                 SCHEDULE I

                        EQUIPMENT NOTES AMORTIZATION

                                                          Percentage of
                                                          Original Amount
Payment Date                                              to be Paid



                     [SEE SCHEDULE I TO TRUST INDENTURE
                      WHICH IS INSERTED UPON ISSUANCE]

          SECTION 2.02. Issuance and Terms of Equipment Notes. The Equipment Notes shall be dated the date of issuance thereof, shall be issued in two separate series consisting of Series G and Series C and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the date of the consummation of the Transaction, each Equipment Note shall be issued to the Subordination Agent on behalf of the Pass-Through Trustee under the Pass-Through Trust Agreement. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

          Each Equipment Note shall bear interest at the applicable Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30 day months and payable for the actual number of days elapsed (including the first day but excluding the last day)) on the unpaid Original Amount thereof from time to time outstanding, payable in arrears on [__________, ____], and on each January 15, April 15, July 15 and October 15 thereafter until maturity. The Original Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in Schedule I hereto which shall be attached as Schedule I to the Equipment Notes. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest at the Past Due Rate (calculated on the basis of a year of 360 days and payable for the actual number of days elapsed (including the first day but excluding the last day)) on any part of the Original Amount, Make- Whole Amount, if any, and to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day. The interest rate borne by the Equipment Notes shall be subject to adjustments to the extent, and under the circumstances, specified by the Registration Rights Agreement and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension, provided that if the next succeeding Business Day would fall in the next calendar month, such payment shall be made on the next preceding Business Day.

          The Equipment Notes shall be executed on behalf of the Owner Trustee by its President or one of its Vice Presidents, Assistant Vice Presidents or Assistant Secretaries or other authorized officer. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such

Equipment Notes. The Owner Trustee may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Loan Trustee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Loan Trustee upon the written request of the Owner Trustee signed by a Vice President or Assistant Vice President or other authorized officer of the Owner Trustee; provided, however, that each such request shall specify the aggregate Original Amount of all Equipment Notes to be authenticated hereunder on original issue with respect to the Aircraft. Each Equipment Note shall be dated the date of its authentication, which shall be the Delivery Date of the Aircraft in the case of the original issuance of Equipment Notes. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Loan Trustee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

          SECTION 2.03. Payments from Collateral Only.

          (a) Without impairing any of the other rights, powers, remedies, privileges, liens or security interests of the Note Holders under this Trust Indenture, each Note Holder, by its acceptance of a Equipment Note, agrees that, except as expressly provided in this Trust Indenture, the Participation Agreement or any other Operative Agreement, (i) the obligation to make all payments of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to the Equipment Notes, and the performance by the Owner Trustee of every obligation or covenant contained in this Trust Indenture and in the Participation Agreement or any of the other Operative Agreements, shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Collateral and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Collateral to enable the Loan Trustee to make such payments in accordance with the terms of Article III hereof, and all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Trust Indenture and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate; therefore, anything contained in this Trust Indenture or such other agreements to the contrary notwithstanding (except for any express provisions or representations that the Owner Trustee is responsible for, or is making, in its individual capacity, for which there would be personal liability of the Owner Trustee), no recourse shall be had with respect to this Trust Indenture or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them, and (ii) none of the Owner Trustee, in its individual capacity, the Owner Participant, the Loan Trustee and any officer, director, trustee, servant, employee, agent or direct or indirect parent or controlling Person or Persons of any of them (other than Owner Trustee in its trust capacity) shall have any personal liability for any amounts payable or other obligation owed hereunder, under the Participation Agreement or any of the other Operative Agreements or under the Equipment Notes except as expressly provided, herein, in the Lease or in the Participation Agreement; provided, however, that nothing contained in this
Section 2.03(a) shall be construed to limit the exercise and enforcement in accordance with the terms of this Trust Indenture or such other agreements of rights and remedies against the Trust Estate. These provisions are not intended as any release or discharge of the indebtedness represented by the Equipment Notes and the Trust Indenture, but are intended only as a covenant not to sue the Owner Participant, the Owner Trustee or the Loan Trustee in their individual capacities, except as expressly provided herein or in the Participation Agreement, for a deficiency with respect to such indebtedness, the indebtedness represented by this Trust Indenture and the Equipment Notes to remain in full force and effect as fully as though these provisions were not contained in this Trust Indenture. The Owner Trustee hereby acknowledges that the Note Holders have expressly reserved all their rights and remedies against the Collateral, including the right, in the event of a default in the payment of all or part of the Original Amount of interest on, Make-Whole Amount, if any, or any other amount due with respect to any Equipment Note within the periods provided for in
Section 4.02(b) hereof, or upon the occurrence and continuation of any other Event of Default under this Trust Indenture, to foreclose upon this Trust Indenture, and/or to receive the proceeds from the Collateral and otherwise to enforce any other right under this Trust Indenture. Nothing in this Section 2.03(a) shall (x) release the Owner Participant from personal liability, or constitute a covenant not to sue the Owner Participant, for any breach by it of any of its covenants, representations or warranties contained in the Participation Agreement or for any of the payments it has agreed to make pursuant to the Participation Agreement or (y) release the Owner Trustee or constitute a covenant not to sue the Owner Trustee for any breach by it of any representations, warranties or covenants of the Owner Trustee contained in the Operative Agreements or (z) release the Owner Trustee in its individual capacity from personal liability, or constitute a covenant not to sue the Owner Trustee in its individual capacity for any breach by it of any representations, warranties or covenants of the Owner Trustee made in its individual capacity in the Operative Agreements.

          (b) If (i) all or any part of the Trust Estate becomes the property of, or the Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (ii) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to any Note Holder or the Loan Trustee, directly or indirectly (other than the express recourse liability of the Owner Trustee (in its individual capacity) or the Owner Participant under the Participation Agreement, the Lease or this Trust Indenture or by separate agreement), to make payment on account of any amount payable as principal of, Make-Whole Amount, if any, interest or other amounts on the Equipment Notes or under this Indenture and (iii) any Note Holder or the Loan Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Note Holder or the Loan Trustee, as the case may be, shall promptly refund to the Owner Trustee (in its individual capacity) or the Owner Participant (whichever shall have made such payment) such Excess Amount.

          For purposes of this Section 2.03(b), "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Note Holder or the Loan Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 2.03(b) shall prevent a Note Holder or the Loan Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under the Participation Agreement or this Trust Indenture (and any exhibits or annexes hereto or thereto) or by separate agreement or from retaining any amount paid by Owner Participant under Section 2.14 or 4.03 hereof.

          SECTION 2.04. Method of Payment.

          (a) The Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:00 a.m., New York City time, on the due date of payment to the Loan Trustee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. The Owner Trustee shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Loan Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner Trustee), all amounts paid by the Owner Trustee hereunder and under such holder's Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States, the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Loan Trustee shall fail to make any such payment as provided in the immediately preceding sentence after its receipt of funds at the place and prior to the time specified above, the Loan Trustee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the Debt Rate until such payment is made and the Loan Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Loan Trustee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Loan Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Loan Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:30 p.m., New York City time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner Trustee and the Loan Trustee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner Trustee or the Loan Trustee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule I thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to the Loan Trustee consistent with this Section 2.04.

          (b) The Loan Trustee, as agent for the Owner Trustee, shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, Make- Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. The Loan Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts (and such withholding shall constitute payment in respect of such Equipment
Note) and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner Trustee and Lessee) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

          If a Note Holder which is a Non-U.S. Person has furnished to the Loan Trustee a properly completed and currently effective U.S. Internal Revenue Service Form W-8BEN (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Loan Trustee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Loan Trustee has no reason to know that any information set forth in such form is inaccurate), the Loan Trustee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax (and such withholding shall constitute payment in respect of such Equipment Note). If a Note Holder (x) which is a Non-U.S. Person has furnished to the Loan Trustee a properly completed and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to avoid withholding of United States federal income tax), during the calendar year in which the payment is made (but prior to the making of such payment), and has not notified the Loan Trustee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Loan Trustee has no reason to know that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Loan Trustee a properly completed and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Loan Trustee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Loan Trustee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by applicable Law.

          SECTION 2.05. Application of Payments. In the case of each Equipment Note (and, subject to the provisions of Article III hereof) each payment of Original Amount, Make- Whole Amount, if any, and interest or other amounts due thereon shall be applied:

          First: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

          Second: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder;

          Third: to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under such Equipment Note; and

          Fourth: the balance, if any, remaining thereafter, to any payments of the portions of Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.11, 2.12 and 2.13 hereof).

          The amounts paid pursuant to clause "Fourth" above shall be applied to the payment of installments of Original Amount of such Equipment
Note in the inverse order of their normal maturity.

          SECTION 2.06. Termination of Interest in Collateral. No Note Holder or any other Mortgage Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Mortgage Indemnitee or the Loan Trustee hereunder (including, without limitation, under the third paragraph of Section 2.02 hereof) and under the other Operative Agreements by the Owner Trustee and the Lessee (collectively, the "Secured Obligations") shall have been paid in full.

          SECTION 2.07. Registration, Transfer and Exchange of Equipment Notes. The Loan Trustee shall keep a register (the "Equipment Note Register") in which the Loan Trustee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Loan Trustee. The Loan Trustee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Loan Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, the Owner Trustee shall execute, and the Loan Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to the Loan Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner Trustee shall execute, and the Loan Trustee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Loan Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Trustee duly executed by the Note Holder or such holder's attorney duly authorized in writing, and the Loan Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Loan Trustee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment
Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new

Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner Trustee shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. The Owner Trustee shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner Trustee with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Loan Trustee and such change is reflected on the Equipment Note Register. The Loan Trustee will promptly notify the Owner Trustee, the Owner Participant and Lessee of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of the Participation Agreement applicable to Note Holders, including, without limitation, Sections 6.5, 7.5, 7.6 and 10, and shall be deemed to have represented and warranted (except as provided above), and covenanted, to the parties to the Participation Agreement as to the matters represented, warranted and covenanted as provided in the Participation Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.08, the Loan Trustee and the Owner Trustee shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

          SECTION 2.08. Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the holder of such Equipment Note, execute and the Loan Trustee shall authenticate and deliver in replacement thereof a new Equipment Note of the same series, payable in the same Original Amount dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Loan Trustee and a photocopy thereof shall be furnished to the Owner Trustee. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner Trustee, the Owner Participant and the Loan Trustee such security or indemnity as may be required by them to save the Owner Trustee, the Owner Participant and the Loan Trustee harmless and evidence satisfactory to the Owner Trustee, the Owner Participant and the Loan Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.

          If a "qualified institutional buyer" of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a "QIB") is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Lessee, the Owner Participant, the Owner Trustee and the Loan Trustee shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder of the requirements set forth in this Section 2.08, the Loan Trustee and the Owner Trustee shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days of the date of the written request therefor from the Note Holder.

          SECTION 2.09. Payment of Expenses on Transfer; Cancellation.

          (a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Loan Trustee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

          (b) The Loan Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation, shall destroy the canceled Equipment Notes and shall deliver to the Owner Trustee, upon request, its certification to such effect.

          SECTION 2.10. Mandatory Redemptions of Equipment Notes.

          (a) On the date on which Lessee is required pursuant to Section
10.1.2 of the Lease to make payment for an Event of Loss with respect to the Aircraft, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Note Holders but without Make-Whole Amount.

          (b) If the Lease is terminated with respect to the Aircraft by Lessee pursuant to Section 9 or Section 17.3 thereof and Lessee shall not have assumed all of the obligations of the Owner Trustee hereunder pursuant to Section 2.11 hereof and Section 11.6 of the Participation Agreement, on the date the Lease is so terminated all the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement and all other Operative Agreements to the Note Holders plus Make-Whole Amount, if any.

          SECTION 2.11. Lessee's Assumption of Equipment Notes. If, in accordance with Section 17.5.2 of the Lease and Section 11.6 of the Participation Agreement, Lessee elects to assume Loan Trustee's obligations hereunder, under the Equipment Notes, and under the other Operative Agreements by a supplemental indenture reasonably satisfactory to Mortgagee (which shall contain (a) provisions substantially similar to Sections 6, 7, 8, 10, 11 and 12 of the Lease, and (b) other provisions necessary or advisable to effectuate such assumption), then, upon delivery of such supplemental indenture, Guarantor's delivery of a guarantee of the Equipment Notes and other amounts owing to the Note Holders and the other Mortgage Indemnitees substantially in the form of the Guarantee, Lessee's counsel's delivery of an opinion to the effect that such assumption has been duly and validly effected, and compliance with all other requirements of Section 11.6 of the Participation Agreement and Section 1(j) of the Note Purchase Agreement, Owner Trustee shall be released and discharged from any further obligations hereunder and under the Equipment Notes and all other Operative Documents, and Owner Participant shall be released and discharged from any further obligations under the Participation Agreement and any other Operative Document to which it is a party, except with respect to any obligations that accrued before the release date.

          SECTION 2.12. Voluntary Redemptions of Equipment Notes. All (but not less than all) of the Equipment Notes may be redeemed at the option of the Owner Trustee in connection with a transaction described in, and subject to the terms and conditions of, Section 11 of the Participation Agreement, upon at least 30 days' revocable written notice to the Loan Trustee and the Note Holders. The Equipment Notes shall be redeemed in whole at a redemption price equal to the 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement and a Make-Whole Amount, if any.

          SECTION 2.13. Redemptions; Notice of Redemption.

          (a) Neither any redemption of any Equipment Note nor any purchase by the Owner Trustee of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Loan Trustee.

          (b) Upon notice thereof, notice of redemption or purchase with respect to the Equipment Notes shall be given by the Loan Trustee by first-class mail, postage prepaid, mailed not less than 25 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed or purchased, at such Note Holder's address appearing in the Equipment Note Register; provided that, in the case of a redemption to be made pursuant to Section 2.10(b) or Section 2.12, such notice shall be revocable and shall be deemed revoked in the event that the Lease does not in fact terminate on the specified termination date or if notice of such redemption shall have been given in connection with a refinancing of Equipment Notes and the Loan Trustee receives written notice of such revocation from Lessee or the Owner Trustee not later than three days prior to the redemption date. All notices of redemption shall state:
(1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

          (c) On or before the redemption date, the Owner Trustee (or any person on behalf of the Owner Trustee) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed or purchased on the redemption date shall not then be held in the Collateral, deposit or cause to be deposited with the Loan Trustee by 12:00 noon on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed or purchased.

          (d) Notice of redemption or purchase having been given as aforesaid (and not deemed revoked as contemplated in the proviso to Section 2.13(b)), the Equipment Notes to be redeemed or purchased shall, on the redemption date, become due and payable at the Corporate Trust Office of the Loan Trustee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption or purchase in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption or purchase shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

          SECTION 2.14. Option to Purchase Equipment Notes. Either the Owner Trustee or the Owner Participant may, upon the events and subject to the terms and conditions and for the price set forth in this Section 2.14, purchase all but not less than all of the Equipment Notes outstanding hereunder, and each Note Holder agrees that it will, upon such events and subject to such terms and conditions and upon receipt of such price, sell, assign, transfer and convey to such purchaser or its nominee (without recourse or warranty of any kind except as to its title to the Equipment Notes and except against Liens on such Equipment Notes arising by, through or under such holder), all of the right, title and interest of such Note Holder in and to the

Collateral, this Trust Indenture and the Equipment Notes held by it, and such purchaser or its nominee shall assume all of such holder's obligations under the Participation Agreement and hereunder.

          Such option to purchase the Equipment Notes may be exercised by the Owner Trustee or the Owner Participant upon any of the following events, and, in any such event, the purchase price thereof shall equal for each Equipment Note the aggregate unpaid Original Amount thereof, plus accrued and unpaid interest thereon to the date of purchase and all other amounts (other than the Make-Whole Amount, except as provided in the next sentence) then payable hereunder or under the Participation Agreement to the holder thereof. Such option to purchase the Equipment Notes may be exercised: (i) upon an Mortgage Event or (ii) in the event there shall have occurred and be continuing a Lease Event of Default, provided that if such option is exercised pursuant to this clause (ii) at a time when there shall have occurred and be continuing for less than 120 days a Lease Event of Default, the purchase price thereof shall equal the price provided in the preceding sentence plus the Make-Whole Amount, if any.

          Such option to purchase the Equipment Notes may be exercised by the Owner Trustee or the Owner Participant giving written notice of its irrevocable election of such option to the Loan Trustee, which notice shall specify a date for such purchase not more than 30 days or less than 15 days after the date of such notice. The Loan Trustee shall not exercise any of the remedies hereunder or, without the consent of the Owner Trustee or the Owner Participant, under the Lease, during the period from the time that a notice of exercise by the Owner Participant of such option is given until the date on which such purchase is required to occur pursuant to the terms of the preceding sentence.

          If the Owner Trustee or the Owner Participant on or before the date of such purchase shall so request, the Note Holders will comply with all the provisions of Section 2.07 to enable new Equipment Notes to be issued to the Owner Trustee or the Owner Participant or its nominee in such denominations as the Owner Trustee or the Owner Participant shall request. All taxes, charges and expenses required pursuant to Section 2.09 in connection with the issuance of such new Equipment Note shall be borne by the Owner Participant.

          SECTION 2.15. Subordination.

          (a) The Owner Trustee and, by acceptance of its Equipment Notes of any Series, each Note Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 4.02(g) hereof, except as expressly provided in Article III hereof.

          (b) By the acceptance of its Equipment Notes of any Series (other than Series G), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.15 or
Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.15(c) hereof) and will forthwith turn over such payment to the Loan Trustee in the form received to be applied as provided in Article III hereof.

          (c) As used in this Section 2.15, the term "Senior Holder" shall mean (i) the Note Holders of Series G until the Secured Obligations in respect of Series G Equipment Notes have been paid in full, and (ii) after the Secured Obligations in respect of Series G Equipment

Notes have been paid in full, the Note Holders of Series C until the Secured Obligations in respect of Series C Equipment Notes have been paid in full.

                                ARTICLE III

                  RECEIPT, DISTRIBUTION AND APPLICATION OF
                   INCOME FROM THE TRUST INDENTURE ESTATE

          SECTION 3.01. Basic Rent Distribution. Except as otherwise provided in Section 3.03 hereof, each installment of Basic Rent, any payment of interest on overdue installments of Basic Rent and any payment received by the Loan Trustee pursuant to Section 4.03 hereof shall be promptly distributed in the following order of priority:

          First, (i) so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and other amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series G Equipment Notes shall be distributed to the Note Holders of Series G ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series G Equipment Note bears to the aggregate amount of the payments then due under all Series G Equipment Notes; and

          (ii) after giving effect to paragraph (i) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and other amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series C Equipment Notes shall be distributed to the Note Holders of Series C ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Note bears to the aggregate amount of the payments then due under all Series C Equipment Notes; and

          Second, the balance, if any, of such installment remaining thereafter shall be distributed to the Owner Trustee; provided, however, that if an Event of Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "Second" but shall be held by the Loan Trustee as part of the Collateral and invested in accordance with Section 5.09 hereof until whichever of the following shall first occur: (i) all Events of Default shall have been cured or waived, in which event such balance shall be distributed as provided in this clause "Second" without reference to this proviso, (ii)
Section 3.03 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions of such Section 3.03, or
(iii) the 120th day after the receipt of such payment in which case such payment shall be distributed as provided in this clause "Second" without reference to this proviso.

          SECTION 3.02. Event of Loss; Replacement; Voluntary Termination; Refinancing. Except as otherwise provided in Section 3.03 hereof, any payments received by the Loan Trustee (i) with respect to the Aircraft as the result of an Event of Loss, (ii) pursuant to a voluntary termination of the Lease pursuant to Section 9 or Section 17.3 thereof, or (iii) in connection with a refinancing of the Equipment Notes pursuant to Section 11 of the Participation Agreement shall be applied to redemption of the Equipment Notes and to all other amounts payable to the Loan Trustee or any Note Holder hereunder or under the Participation Agreement by applying such funds in the following order of priority:

          First, (a) to reimburse the Loan Trustee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Lessee, under the Operative Agreements and then (b) to pay any other amounts then due to the Loan Trustee, the Note Holders and the other Mortgage Indemnitees under this Trust Indenture, the Participation Agreement or the Equipment Notes;

          Second, (i) to pay the amounts specified in paragraph (i) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series G Equipment Notes; and

          (ii) after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series C Equipment Notes; and

          Third, as provided in clause "Fourth" of Section 3.03 hereof,

provided, however, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or Engine subject to such Event of Loss as provided in Section 10 of the Lease and in accordance with Section
5.06 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Loan Trustee shall be held by the Loan Trustee as permitted by Section 6.04 hereof (provided that such moneys shall be invested as provided in Section 5.09 hereof) as additional security for the obligations of Lessee under the Lessee Operative Agreements and, unless otherwise applied pursuant to the Lease, such proceeds (and any related investment earnings) shall be released to Lessee at Lessee's written request upon the release of such damaged Airframe or Engine and the replacement thereof as provided in the Lease.

          SECTION 3.03. Payments After Event of Default. Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Loan Trustee (including any amounts realized by the Loan Trustee from the exercise of any remedies pursuant to
Section 15 of the Lease or Article IV hereof) after both an Event of Default shall have occurred and be continuing and the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) hereof, as well as all payments or amounts then held by the Loan Trustee as part of the Collateral, shall be promptly distributed by the Loan Trustee in the following order of priority:

          First, so much of such payments or amounts as shall be required to (i) reimburse the Loan Trustee for any compensation, tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Collateral (all such property being herein called the "Mortgaged Property") pursuant to Section 4.05(b) hereof) incurred by the Loan Trustee (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Loan Trustee or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Loan Trustee or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Loan Trustee as between itself and the Note Holders in reimbursement of such expenses and any other expenses for which the Loan Trustee or the Note Holders are entitled to reimbursement under any Operative Agreement and (ii) to pay all amounts payable to the other Mortgage Indemnitees hereunder and under the Participation Agreement and the Lease; and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

          Second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 5.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 5.03 hereof;

          Third, (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series G Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series G Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Series G, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series G Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Original Amount of all Series G Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

          (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series C Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Series C, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series C Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Original Amount of all Series C Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and

          Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee.

          No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.

          SECTION 3.04. Certain Payments.

          (a) Any payments received by the Loan Trustee for which no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in the Lease, the Participation Agreement or any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of the Lease, the Participation Agreement or such other Operative Agreement, as the case may be.

          (b) Notwithstanding anything to the contrary in this Article III, the Loan Trustee will distribute promptly upon receipt any indemnity payment received by it from the Owner Trustee or Lessee in respect of the Loan Trustee in its individual capacity, any Note Holder, or any other Mortgage Indemnitee, in each case whether pursuant to Section 9 of the

Participation Agreement or as Supplemental Rent (other than clauses (2),
(3), (4) and (5) of the definition thereof), directly to the Person entitled thereto. Any payment received by the Loan Trustee as Supplemental Rent under clauses (2), (3), (4) and (5) of the definition thereof shall be distributed to the Subordination Agent to be distributed in accordance with the terms of the Intercreditor Agreement, and any payment received by the Loan Trustee under clause (c) of the third paragraph of Section 2.02 shall be distributed directly to the Persons entitled thereto.

          (c) Not Used.

          (d) Notwithstanding anything to the contrary contained in Article III, any amounts received by the Loan Trustee which constitute Excluded Payments shall be distributed promptly upon receipt by the Loan Trustee directly to the Person or Persons entitled thereto.

          (e) Notwithstanding any provision of this Trust Indenture to the contrary, any amounts held by the Loan Trustee pursuant to the terms of the Lease [or any Permitted Sublease assignment] shall be held by the Loan Trustee as security for the obligations of Lessee under the Lessee Operative Agreements and, if and when required by the Lease, paid and/or applied in accordance with the applicable provisions of the Lease.

          SECTION 3.05. Other Payments. Any payments received by the Loan Trustee for which no provision as to the application thereof is made in the Lease, the Participation Agreement, elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Loan Trustee to the extent received or realized at any time (i) prior to the payment in full of all Secured Obligations, in the order of priority specified in
Section 3.01 hereof subject to the proviso thereto, and (ii) after payment in full of all Secured Obligations, in the following order of priority:

          First, to the extent payments or amounts described in clause "First" of Section 3.03 hereof are otherwise obligations of Lessee under the Operative Agreements or for which Lessee is obligated to indemnify against thereunder, in the manner provided in clause "First" of Section
3.03 hereof, and

          Second, in the manner provided in clause "Fourth" of Section 3.03 hereof.

          Further, and except as otherwise provided in Sections 3.02, 3.03 and 3.04 hereof, all payments received and amounts realized by the Loan Trustee under the Lease or otherwise with respect to the Aircraft (including, without limitation, all amounts realized upon the sale or re-lease of the Aircraft after the termination of the Lease with respect thereto), to the extent received or realized at any time after payment in full of all Secured Obligations shall be distributed by the Loan Trustee in the order of priority specified in clause (ii) of the immediately preceding sentence of this Section 3.05.

          SECTION 3.06. Payments to Owner Trustee. Any amounts distributed hereunder by the Loan Trustee to the Owner Trustee shall be paid to the Owner Trustee (within the time limits contemplated by Section 2.04(a)) by wire transfer of funds of the type received by the Loan Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trustee to the Loan Trustee from time to time. The Owner Trustee hereby notifies the Loan Trustee that unless and until the Loan Trustee receives notice to the contrary from the Owner Trustee, all amounts to be distributed to the Owner Trustee pursuant to clause "Second" of Section 3.01 hereof shall be distributed by wire transfer of funds of the type received by the Loan Trustee to the Owner Participant's account (within the time limits contemplated by Section 2.04(a)) specified in Schedule I to the Participation Agreement.

          SECTION 3.07. Application of Payments Under Guarantee. All payments received by the Loan Trustee pursuant to the Guarantee shall be distributed forthwith by the Loan Trustee in the same order of priority, and in the same manner, as it would have distributed the payment in respect of which such payment under the Guarantee was received.

                                 ARTICLE IV

                   COVENANTS OF OWNER TRUSTEE; EVENTS OF
                     DEFAULT; REMEDIES OF LOAN TRUSTEE

          SECTION 4.01. Covenants of Owner Trustee. The Owner Trustee hereby covenants and agrees (the covenants and agreements only in clause
(b) below being made by the Owner Trustee in its individual capacity) as follows:

          (a) the Owner Trustee will duly and punctually pay the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under the Equipment Notes and hereunder in accordance with the terms of the Equipment Notes and this Trust Indenture and all amounts, if any, payable by it to the Note Holders under the Participation Agreement or Section 9 of the Lease;

          (b) the Owner Trustee in its individual capacity covenants and agrees that it shall not, directly or indirectly, cause or permit to exist a Lessor Lien attributable to it in its individual capacity with respect to the Aircraft or any other portion of the Trust Estate; that it will promptly, at its own expense, take such action as may be necessary to duly discharge such Lessor Lien attributable to it in its individual capacity; and that it will make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it in its individual capacity;

          (c) in the event the Owner Trustee shall have Actual Knowledge of an Event of Default, a Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Event of Default, Default or Event of Loss to the Loan Trustee, each Note Holder, Lessee and the Owner
Participant;

          (d) the Owner Trustee will furnish to the Loan Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Owner Trustee under the Lease, including, without limitation, a copy of each report or notice received pursuant to Section 9.1 and Section E of Annex D of the Lease to the extent that the same shall not have been furnished to the Loan Trustee pursuant to the Lease;

          (e) except pursuant to the Operative Agreements or with the consent of the Loan Trustee (acting pursuant to instructions given in accordance with Section 9.01 hereof), the Owner Trustee will not contract for, create, incur, assume or suffer to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other person; and

          (f) the Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement, the Trust Agreement and the other Operative Agreements.

          SECTION 4.02. Event of Default. "Event of Default" means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) any Lease Event of Default (provided that any such Lease Event of Default caused solely by a failure of Lessee to pay to the Owner Trustee or the Owner Participant when due any amount that is included in the definition of Excluded Payments shall not constitute an Event of Default unless notice is given by the Owner Trustee to the Loan Trustee that such failure shall constitute an Event of Default); or

          (b) the failure of the Owner Trustee to pay when due any payment of Original Amount of, interest on, Make-Whole Amount, if any, or other amount due and payable under any Equipment Note or hereunder (other than any such failure arising by virtue of a tax withheld pursuant to Section 2.04(b) hereof or as a result of a Lease Event of Default or a Lease Default) and such failure shall have continued unremedied for five Business Days in the case of any payment of Original Amount or interest or Make-Whole Amount, if any, thereon and, in the case of any other amount, for ten Business Days after the Owner Trustee and the Owner Participant receive written demand from the Loan Trustee or any Note Holder; or

          (c) any Lien required to be discharged by the Owner Trustee, in its individual capacity pursuant to Section 4.01(b) hereof or in its individual or trust capacity pursuant to Section 7.2.1 of the Participation Agreement, or by the Owner Participant pursuant to Section 7.2.1 of the Participation Agreement shall remain undischarged for a period of 30 days after the Owner Trustee and the Owner Participant shall have received written notice from the Loan Trustee or any Note Holder of such Lien; or

          (d) any representation or warranty made by the Owner Participant or the Owner Trustee herein, in the Participation Agreement or in any certificate furnished by the Owner Participant or the Owner Trustee to the Loan Trustee or any Note Holder in connection with the transactions contemplated by the Operative Agreements or by any Person guaranteeing or supporting the obligations of the Owner Participant under the Operative Agreements in any related guarantee or support agreement (an "OP Guarantor") shall prove to have been false or incorrect when made in any material respect and continues to be material and adverse to the interests of the Loan Trustee or the Note Holders, and if such misrepresentation is capable of being corrected and if such correction is being sought diligently, such misrepresentation shall not have been corrected within 60 days (or, without affecting Section 4.02(f) hereof, in the case of the representations made in Section 6.2.6 of the Participation Agreement as to the citizenship of the Owner Trustee in its individual capacity or of the Owner Participant, respectively, as soon as is reasonably practicable but in any event within 60 days) following notice thereof from the Loan Trustee or any Note Holder to the Owner Trustee and the Owner Participant or an OP Guarantor, as the case may be; or

          (e) other than as provided in (c) above or (f) below, any failure by the Owner Trustee or Owner Participant to observe or perform any other covenant or obligation of the Owner Trustee or Owner Participant, as the case may be, for the benefit of the Loan Trustee or the Note Holders contained in the Participation Agreement, Section 4.2.1 of the Trust Agreement, the Equipment Notes or this Trust Indenture or any failure of an OP Guarantor to observe or perform any covenant or obligation of such Person contained in its guarantee or support agreement which is not remedied within a period of 60 days after notice thereof has been given to the Owner Trustee, the Owner Participant or an OP Guarantor, as the case may be; or

          (f) if at any time when the Aircraft is registered under the laws of the United States, the Owner Participant shall not be a Citizen of the United States, and as the result thereof the registration of the Aircraft under the Federal Aviation Act, and regulations then applicable thereunder, shall cease to be effective; provided that no Event of Default shall be deemed to have occurred under this paragraph (f) unless such circumstances continue unremedied for more than 60 days after the Owner Participant has Actual Knowledge of the state of facts that resulted in such ineffectiveness and of such loss of citizenship; or

          (g) at any time either (i) the commencement of an involuntary case or other proceeding in respect of the Owner Participant, the Owner Trustee or the Trust Estate under the federal bankruptcy Laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar Law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Owner Participant, an OP Guarantor, the Owner Trustee, the Trust or the Trust Estate or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of 60 consecutive days; or (ii) the commencement by the Owner Participant, the Owner Trustee, the Trust or the Trust Estate of a voluntary case or proceeding under the federal bankruptcy Laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar Law in the United States, or the consent by the Owner Participant, an OP Guarantor, the Owner Trustee, the Trustee or the Trust Estate to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Owner Participant, such OP Guarantor, the Owner Trustee, the Trust, or the Trust Estate or for all or substantially all of its property, or the making by the Owner Participant, an OP Guarantor, the Owner Trustee, the Trust or the Trust Estate of any assignment for the benefit of creditors or the Owner Participant, an OP Guarantor or the Owner Trustee shall take any action to authorize any of the foregoing; provided, however, that an event referred to in this Section 4.02(g) with respect to the Owner Participant or an OP Guarantor shall not constitute an Event of Default if within 30 days of the commencement of the case or proceeding a final non-appealable order, judgment or decree shall be entered in such case or proceeding by a court or a trustee, custodian, receiver or liquidator, to the effect that no part of the Trust Estate (except for the Owner Participant's beneficial interest therein) and no right, title or interest under the Collateral shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of the Owner Participant or such OP Guarantor referred to in this Section 4.02(g).

          SECTION 4.03. Certain Rights. The Loan Trustee shall give the Note Holders, the Owner Trustee and the Owner Participant prompt written notice of any Event of Default of which the Loan Trustee has Actual Knowledge and, if any such Event of Default results from a Lease Event of Default, shall give the Note Holders, the Owner Trustee and the Owner Participant not less than ten Business Days' prior written notice of the date (the "Enforcement Date") on or after which the Loan Trustee may commence and consummate the exercise of any remedy or remedies described in
Section 4.04, 4.05 or 4.06 hereof, or the exercise of any remedy or remedies pursuant to the provisions of Section 15 of the Lease. If an Event of Default shall have occurred and be continuing, the Owner Trustee shall have the following rights hereunder, any of which may be exercised directly by the Owner Participant.

          If as a result of the occurrence of an Event of Default in respect of the nonpayment by Lessee of Basic Rent due under the Lease, the Loan Trustee shall have insufficient funds so as to make any payment of the Original Amount and interest on any Equipment Note on the day it becomes due and payable, the Owner Trustee or the Owner Participant may, but shall not be obligated to, pay the Loan Trustee prior to the Enforcement Date, in the manner provided in Section 2.05 hereof, for application in accordance with Section 3.01 hereof, an amount equal to the portion of the Original Amount and interest (including interest, if any, on any overdue payments of such portion of Original Amount and interest) then due and payable on the Equipment Notes, and, unless the Owner Trustee has cured Events of Default in respect of payments of Basic Rent on each of the six immediately preceding Basic Rent payment dates, or the Owner Trustee has cured twelve previous Events of Default in respect of payments of Basic Rent, such payment by the Owner Trustee shall, solely for purposes of this Trust Indenture be deemed to cure any Event of Default which would otherwise have arisen on account of the nonpayment by Lessee of such, installment of Basic Rent (but not any other Default or Event of Default which shall have occurred and be continuing).

          If any Event of Default (other than in respect of the nonpayment of Basic Rent by Lessee) which can be cured has occurred, the Owner Trustee or the Owner Participant may, but shall not be obligated to, cure such Event of Default prior to the Enforcement Date as is necessary to accomplish the observance or performance of the defaulted covenant, condition or agreement.

          Except as hereinafter in this Section 4.03 provided, the Owner Trustee shall not, as a result of exercising the right to cure any such Event of Default, obtain any Lien on any of the Mortgaged Property or any Rent payable under the Lease for or on account of costs or expenses incurred in connection with the exercise of such right, nor shall any claim of the Owner Trustee against Lessee or any other party for the repayment of such costs or expenses impair the prior right and security interest of the Loan Trustee in and to the Mortgaged Property. Upon any payment by the Owner Trustee or the Owner Participant pursuant to the first or second preceding paragraphs of this Section 4.03, the Owner Trustee or the Owner Participant, as the case may be, shall be subrogated to the rights of the Loan Trustee and the Note Holders in respect of the Basic Rent which was overdue at the time of such payment and interest payable by Lessee on account of its being overdue and any Supplemental Rent in respect of the reimbursement of amounts paid by Owner Trustee pursuant to the immediately preceding paragraph (but in either case shall have no rights as a secured party hereunder), and thereafter, the Owner Trustee or the Owner Participant, as the case may be, shall be entitled to receive such overdue Basic Rent or Supplemental Rent, as the case may be, and interest thereon (in each case as long as the application thereof shall not give rise to an Event of Default hereunder) upon receipt thereof by the Loan Trustee (and shall be entitled to bring an action against Lessee to enforce such payment); provided, however, that (i) if the Original Amount and interest on the Equipment Notes shall have become due and payable pursuant to
Section 4.04(b) hereof, such subrogation shall, until the Secured Obligations shall have been paid in full, be subordinate to the rights of the Loan Trustee, the Note Holders and the Mortgage Indemnitees in respect of such payment of overdue Basic Rent, Supplemental Rent and such interest and (ii) the Owner Trustee shall not otherwise attempt or be entitled to seek to recover any such amount paid by it on behalf of the Lessee pursuant to this Section 4.03 except by demanding of the Lessee payment of such amount, or by commencing an action at law against the Lessee and obtaining and enforcing a judgment against the Lessee for the payment of such amount or taking appropriate action in a pending action at law against the Lessee (provided, that at no time while an Event of Default shall have occurred and be continuing shall any such demand be made or shall any such action be commenced (or continued) and any amounts nevertheless received by the Owner Trustee in respect thereof shall be held in trust for the benefit of, and promptly paid to, the Loan Trustee for distribution as provided in Section 3.03 hereof). Neither the Owner trustee nor the Owner Participant shall have the right to cure any Lease Event of Default or Lease Default except as specified in this Section 4.03.

          SECTION 4.04. Remedies.

          (a) Subject to the provisions of Section 2.14 hereof, if an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Loan Trustee may, subject to the following paragraph of this Section 4.04(a), exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and, in the event such Event of Default is also a Lease Event of Default, any and all of the remedies pursuant to Section 15 of the Lease and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner Participant, the Owner Trustee and Lessee and all persons claiming under any of them wholly or partly therefrom, provided, that the Loan Trustee shall give the Owner Trustee and the Owner Participant twenty days' prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Loan Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

          Anything in this Trust Indenture to the contrary notwithstanding, the Loan Trustee shall not be entitled to exercise any remedy hereunder as a result of an Event of Default which arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default unless the Loan Trustee as security assignee of the Owner Trustee shall have declared the Lease in default and exercised or concurrently be exercising one or more of the remedies provided for in Section 15 of the Lease to terminate the Lease or take possession and/or sell the Aircraft; provided, however, that such requirement to exercise one or more of such remedies under the Lease shall not apply in circumstances where the Loan Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the Bankruptcy Code (such 60-day or other period being the "Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided further, however, that the requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by the trustee or the debtor- in-possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a)(1)(A) of the Bankruptcy Code and such trustee or debtor-in-possession continues to perform as required by Section 1110(a)(1)(A-B) of the Bankruptcy Code or
(B) is an extension of the Section 1110 Period with the consent of the Loan Trustee pursuant to Section 1110(b) of the Bankruptcy Code or (C) results from Lessee's assumption during the Section 1110 Period with the approval of the relevant court of the Lease pursuant to Section 365 of the Bankruptcy Code or (D) is the consequence of the Loan Trustee's own failure to give any requisite notice to any Person. In the event that the applicability of Section 1110 of the Bankruptcy Code to the Aircraft is being contested by Lessee in judicial proceedings, so long as the Loan Trustee fails to participate in such proceedings, the Owner Trustee shall have the right (without affecting in any way any rights or remedy of the Loan Trustee hereunder) to participate in such proceedings.

          It is expressly understood and agreed that, subject only to the immediately preceding paragraph, the inability, described in such paragraph, of the Loan Trustee to exercise any right or remedy under the Lease shall in no event and under no circumstances prevent the Loan Trustee from exercising any or all of its rights, powers and remedies under this Trust Indenture, including, without limitation, this Article IV.

          (b) If an Event of Default shall have occurred and be continuing, then and in every such case the Loan Trustee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), subject to Section 4.03 hereof, at any time, by delivery of written notice or notices to the Owner Trustee and the Owner Participant, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (g) of Section 4.02 hereof shall have occurred or a Lease Event of Default under Section 14 of the Lease shall have occurred, then and in every such case the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

          This Section 4.04(b), however, is subject to the condition that, if at any time after the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable under the Equipment Notes (except the Original Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Loan Trustee, rescind and annul the Loan Trustee's declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

          (c) Any Note Holder shall be entitled, at any sale pursuant to
Section 15 of the Lease or this Section 4.04, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (but only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

          (d) In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon, and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

          (e) Notwithstanding anything contained herein, so long as the Pass-Through Trustee under any Pass-Through Trust Agreement or the Subordination Agent on its behalf is a Note Holder, the Loan Trustee will not be authorized or empowered to acquire title to any Mortgaged Property or take any action with respect to any Mortgaged Property so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

          SECTION 4.05. Return of Aircraft, Etc.

          (a) If an Event of Default shall have occurred and be continuing, subject to Sections 4.03 and 4.04 hereof, at the request of the Loan Trustee, the Owner Trustee shall promptly execute and deliver to the Loan Trustee such instruments of title and other documents as the Loan Trustee may deem necessary or advisable to enable the Loan Trustee or an agent or representative designated by the Loan Trustee, at such time or times and place or places as the Loan Trustee may specify, to obtain possession of all or any part of the Mortgaged Property included in the Collateral to which the Loan Trustee shall at the time be entitled hereunder. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Loan Trustee, the Loan Trustee may (i) obtain a judgment conferring on the Loan Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Loan Trustee, to the entry of which judgment the Owner Trustee hereby specifically consents to the fullest extent permitted by applicable law, and (ii) pursue all or part of such Mortgaged Property wherever it may be found and, in the event that a Lease Event of Default has occurred and is continuing, may enter any of the premises of Lessee wherever such Mortgaged Property may be or be supposed to be and search for such Mortgaged Property and take possession of and remove such Mortgaged Property. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

          (b) Upon every such taking of possession, the Loan Trustee may, from time to time, at the expense of the Mortgaged Property, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Mortgaged Property, as it may deem proper. In each such case, the Loan Trustee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Mortgaged Property and to carry on the business and to exercise all rights and powers of the Owner Trustee relating to the Mortgaged Property, as the Loan Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Mortgaged Property or any part thereof as the Loan Trustee may determine, and the Loan Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Mortgaged Property and every part thereof, except Excluded Payments, without prejudice, however, to the right of the Loan Trustee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Loan Trustee hereunder. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Mortgaged Property and of conducting the business thereof, and to make all payments which the Loan Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Mortgaged Property or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of he Owner Trustee), and all other payments which the Loan Trustee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Loan Trustee, and of all persons properly engaged and employed by the Loan Trustee with respect hereto.

          SECTION 4.06. Remedies Cumulative. Each and every right, power and remedy given to the Loan Trustee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Loan Trustee, and the exercise, or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Loan Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or Lessee or to be an acquiescence therein.

          SECTION 4.07. Discontinuance of Proceedings. In case the Loan Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Loan Trustee, then and in every such case the Owner Trustee, the Loan Trustee and Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of the Owner Trustee, the Loan Trustee or Lessee shall continue as if no such proceedings had been instituted.

          SECTION 4.08. Waiver of Past Defaults. Upon written instruction from a Majority in Interest of Note Holders, the Loan Trustee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Loan Trustee shall not waive any Default (i) in the payment of the Original Amount, Make-Whole Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article IX hereof, cannot be modified or amended without the consent of each Note Holder.

          SECTION 4.09. Appointment of Receiver. The Loan Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Loan Trustee or any successor or nominee thereof) for all or any part of the Mortgaged Property, whether such receivership be incidental to a proposed sale of the Mortgaged Property or the taking of possession thereof or otherwise, and the Owner Trustee hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Mortgaged Property shall be entitled to exercise all the rights and powers of the Loan Trustee with respect to the Mortgaged Property.

          SECTION 4.10. Loan Trustee Authorized to Execute Bills of Sale, Etc. The Owner Trustee irrevocably appoints the Loan Trustee the true and lawful attorney-in-fact of the Owner Trustee which appointment is coupled with an interest in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Loan Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Loan Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

          SECTION 4.11. Rights of Note Holders to Receive Payment. Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of, and premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

                                 ARTICLE V

                         DUTIES OF THE LOAN TRUSTEE

          SECTION 5.01. Notice of Event of Default. If the Loan Trustee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay Rent, the Loan Trustee shall give prompt written notice thereof to the Owner Trustee, the Owner Participant, Lessee, and each Note Holder. Subject to the terms of Sections 4.03, 4.04, 4.08, 5.02 and 5.03 hereof, the Loan Trustee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Loan Trustee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 5.03, if the Loan Trustee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Loan Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders. If the Loan Trustee shall at any time declare the Lease to be in default pursuant to Section 14 thereof or shall elect to foreclose or otherwise enforce this Trust Indenture, the Loan Trustee shall forthwith notify the Owner Participant, the Note Holders, the Owner Trustee and Lessee. For all purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the Loan Trustee, the Owner Trustee or the Owner Participant, the Loan Trustee, the Owner Trustee or the Owner Participant, as the case may be, shall not be deemed to have knowledge of a Default or an Event of Default (except, in the case of the Loan Trustee, the failure of Lessee to pay any installment of Basic Rent within one Business Day after the same shall become due, if any portion of such installment was then required to be paid to the Loan Trustee, which failure shall constitute knowledge of a Default) unless notified in writing by Lessee, the Owner Trustee, the Owner Participant or one or more Note Holders.

          SECTION 5.02. Action upon Instructions; Certain Rights and
Limitations.

          (a) Subject to the terms of Sections 2.15, 4.03, 4.04(a), 4.08,
5.01 and 5.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Loan Trustee shall, subject to the terms of this Section 5.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions; (ii) give such notice or direction or exercise such right, remedy or power under the Lease, the Participation Agreement, the Purchase Agreement, the Purchase Agreement Assignment, or any other part of the Collateral as shall be specified in such instructions; and (iii) approve as satisfactory to the Loan Trustee all matters required by the terms of the Lease to be satisfactory to the Owner Trustee, it being understood that without the written instructions of a Majority in

Interest of Note Holders, the Loan Trustee shall not approve any such matter as satisfactory to the Loan Trustee; provided, that anything contained in this Trust Indenture, the Lease or the other Operative Agreements to the contrary notwithstanding, but subject to the next paragraph hereof:

          (1) the Owner Trustee or the Owner Participant may, without the consent of the Loan Trustee, demand, collect, sue for or otherwise obtain all amounts included in Excluded Payments from Lessee or the Guarantor, exercise any election or option or make any decision or determination or to give or receive any notice, consent, waiver or approval in respect of any Excluded Payment and seek legal or equitable remedies to require Lessee or the Guarantor to maintain the insurance coverage referred to in Section 11 of the Lease; provided, that the rights referred to in this clause (1) shall not be deemed to include the exercise of any remedies provided for in
Section 15 of the Lease other than the right to proceed by appropriate court action, either at law or in equity, to enforce payment by Lessee or the Guarantor of such amounts included in Excluded Payments or performance by Lessee or the Guarantor of such insurance covenant, or to recover damages for the breach thereof or for specific performance of any covenant of Lessee or the Guarantor;

          (2) unless an Event of Default and an Mortgage Event shall have occurred and be continuing and except as provided in clause (4) below, the Loan Trustee shall not, without the consent of the Owner Trustee, which consent shall not be withheld or delayed if no right or interest of the Owner Trustee or the Owner Participant shall be diminished or impaired thereby, (i) enter into, execute or deliver amendments or modifications in respect of any of the provisions of the Lease[, any assigned Permitted Sublease or any Permitted Sublease assignment], or enter into, execute or deliver waivers or consents in respect of any of the provisions of the Lease, or (ii) approve any accountants, engineers, appraisers or counsel as satisfactory to render services for or issue opinions to the Owner Trustee pursuant to the Operative Agreements; provided that, whether or not an Event of Default shall have occurred and be continuing, no amendment, modification, waiver or consent in respect of the Lease shall affect the amount or timing of, or the right to enforce payment of, any Excluded Payment;

          (3) whether or not a Default or Event of Default under the Trust Indenture has occurred and is continuing, the Owner Trustee and the Owner Participant shall have the right, in addition to that of the Loan Trustee,
(i) to receive from Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which any thereof is permitted or required to give or furnish to the Owner Trustee or Lessor pursuant to any Operative Agreement (including pursuant to Section
9.3 of the Participation Agreement), (ii) to exercise inspection rights pursuant to Section 12 of the Lease, (iii) to retain all rights with respect to insurance maintained for its own account which Section 11.2(b) of the Lease specifically confers on Lessor or the Owner Participant, (iv) to exercise, to the extent necessary to enable it to exercise its rights under Section 4.03 hereof, the rights of Lessor under Section 15.3 of the Lease and (v) to give notices of default under Section 15 of the Lease;

          (4) whether or not a Default or Event of Default under the Trust Indenture has occurred and is continuing, the Owner Trustee shall have the right to the exclusion of the Loan Trustee to adjust Rent and Stipulated Loss Values as provided in Section 3.2.1 of the Lease and to select counsel with respect to any opinion relating to tax matters to be delivered solely to the Owner Participant;

          (5) whether or not a Default or an Event of Default under the Trust Indenture has occurred and is continuing, the Owner Trustee may, without the consent of the Loan Trustee, solicit and make bids with respect to the Aircraft under Section 9 of the Lease in respect of a termination of the Lease by Lessee pursuant to
Section 9 thereof; and

          (6) so long as no Event of Default shall have occurred and be continuing, except as provided in clauses (2) and (3) above, all rights of the "Lessor" under the Lease shall be exercised by the Owner Trustee to the exclusion of the Loan Trustee including, without limitation, the right to
(i) exercise all rights with respect to Lessee's use and operation, modification or maintenance of the Aircraft and any Engine which the Lease specifically confers on Lessor (including, without limitation, the right to seek legal or equitable remedies to require Lessee or the Guarantor to perform the covenants and agreements contained in Sections 6, 7, 8, 10 and 12 of the Lease), and (ii) consent to and approve any assignment pursuant to Section 13 of the Lease; provided that the foregoing shall not (x) limit
(A) any rights separately granted to the Loan Trustee under the Operative Agreements or (B) the right of the Loan Trustee to receive any funds to be delivered to the "Lessor" under the Lease (except with respect to Excluded Payments) and under the Purchase Agreement or (y) confer upon the Owner Trustee the right to adversely affect the validity or enforceability of the Lien of this Indenture.

          Notwithstanding anything to the contrary contained herein, the Loan Trustee shall have the right, to the exclusion of the Owner Trustee and the Owner Participant, to (A) declare the Lease to be in default under
Section 15 thereof and (B) subject only to the provisions of Sections 4.03, 4.04(a) and 2.15 hereof, exercise the remedies set forth in such Section 15 (other than in connection with Excluded Payments) at any time that a Lease Event of Default shall have occurred and be continuing.

          The Loan Trustee will execute and the Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as specified by Lessee pursuant to Section 7.1.3 of the Participation Agreement or as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement so to be filed). The Loan Trustee will furnish to each Note Holder (and, during the continuation of a Mortgagee Event, to the Owner Trustee and Owner Participant), promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Loan Trustee under the Lease or hereunder, including, without limitation, a copy of any Termination Notice (as defined in the Lease) and a copy of each report or notice received pursuant to Section 9.1 and Section E of Annex D of the Lease, respectively, to the extent that the same shall not have been furnished to such Note Holder pursuant hereto or to the Lease.

          (b) If any Lease Event of Default shall have occurred and be continuing and the Owner Trustee shall not have cured fully such Lease Event of Default under and in accordance with Section 4.03 hereof, on request of a Majority in Interest of Note Holders, the Loan Trustee shall declare the Lease to be in default pursuant to Section 15 thereof and exercise those remedies specified by such Note Holders. The Loan Trustee agrees to provide to the Note Holders, the Owner Trustee, the Owner Participant and Lessee concurrently with such declaration by the Loan Trustee, notice of such declaration by the Loan Trustee.

          SECTION 5.03. Indemnification. The Loan Trustee shall not be under any obligation to take any action under this Trust Indenture and nothing herein or therein shall require the Loan Trustee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Loan Trustee shall be accepted as reasonable assurance of adequate indemnity). The Loan Trustee shall not be required to take any action under Section 5.01 (other than the first sentence thereof) or 5.02 or Article IV hereof, nor shall any other provision of this Trust Indenture or any other Operative Agreement be deemed to impose a duty on the Loan Trustee to take any action, if the Loan Trustee shall have been advised by counsel that such action is contrary to the terms hereof or of the Lease or is otherwise contrary to Law.

          SECTION 5.04. No Duties Except as Specified in Trust Indenture or Instructions. The Loan Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Collateral, except as expressly provided by the terms of this Trust Indenture or as expressly provided, in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Loan Trustee. The Loan Trustee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the ownership of the Aircraft or the administration of the Collateral or any other transaction pursuant to this Trust Indenture or any document included in the Collateral.

          SECTION 5.05. No Action Except Under Lease, Trust Indenture or Instructions. The Owner Trustee and the Loan Trustee agree that they will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except
(i) as required or permitted by the terms of the Lease or the Participation Agreement or (ii) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee and the Loan Trustee pursuant to this Trust Indenture and in accordance with the express terms hereof.

          SECTION 5.06. Replacement Airframes and Replacement Engines. At any time an Airframe or Engine is to be replaced under or pursuant to
Section 10 of the Lease by a Replacement Airframe or Replacement Engine, if no Lease Event of Default is continuing, the Owner Trustee shall direct the Loan Trustee to execute and deliver to the Owner Trustee an appropriate instrument releasing such Airframe and/or Engine as appropriate from the Lien of this Trust Indenture and the Loan Trustee shall execute and deliver such instrument as aforesaid, but only upon compliance by Lessee with the applicable provisions of Section 10 of the Lease and upon receipt by or deposit with the Loan Trustee of the following:

          (1) A written request from the Owner Trustee, requesting such release specifically describing the Airframe and/or Engine(s) so to be released.

          (2) A certificate signed by a duly authorized officer of Lessee stating the following:

          A. With respect to the Replacement of any Airframe:

               (i) a description of the Airframe which shall be identified by manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

                    (ii) a description of the Replacement Airframe to be
               received (including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number) as consideration for the Airframe to be released;

                    (iii) that on the date of the Trust Agreement and
               Indenture Supplement relating to the Replacement Airframe the Owner Trustee will be the legal owner of such Replacement Airframe free and clear of all Liens except as are permitted by Section 6 of the Lease, that such Replacement Airframe will on such date be in good working order and condition, and that such Replacement Airframe has been or, substantially concurrently with such withdrawal, will be duly registered in the name of the Owner Trustee under the Federal Aviation Act or under the law then applicable to the registration of the Airframe and that an airworthiness certificate has been duly issued under the Federal Aviation Act (or such other applicable law) with respect to such Replacement Airframe, and that such registration and certificate is in full force and effect, and that Lessee will have the full right and authority to use such Replacement Airframe;

                    (iv) the existence of the insurance required by Section
               11 of the Lease with respect to such Replacement Airframe and the payment of all premiums then due thereon;

                    (v) that the Replacement Airframe is of the same or an
               improved model as the Airframe requested to be released from this Indenture and otherwise complies with the requirements of the Lease and all other Operative Agreements;

                    (vi) the fair market value and utility (without regard
               to hours and cycles until overhaul) of the Replacement Airframe as of the date of such certificate (which in the judgment of Lessee shall be not less than the then fair market value and utility (without regard to hours and cycles until overhaul) of the Airframe requested to be released (assuming such Airframe was in the condition and repair required to be maintained under the Lease));

                    (vii) the fair market value of the Airframe immediately
               prior to the date the Airframe suffered an Event of Loss (assuming such Airframe was in the condition and repair required to be maintained under the Lease),

                    (viii) that no Lease Event of Default and no event
               which, with lapse of time or notice, or both, would become a Lease Event of Default, has occurred which has not been remedied or waived, that each of the conditions specified in
               Section 10.3.1 of the Lease with respect to the Replacement Airframe shall have been satisfied and that Lessee will not be in default, by the making and granting of the request for release and the addition of a Replacement Airframe, in the performance of any of the terms and covenants of the Lease; and

                    (ix) that the release of the Airframe so to be released
               will not be in contravention of any of the provisions of this Indenture; or

                    B. with respect to the replacement of any Engine:

                    (i) a description of the Engine which shall be
               identified by manufacturer's serial number;

                    (ii) a description of the Replacement Engine (including
               the manufacturer's name and serial number) as consideration for the Engine to be released;

                    (iii) that on the date of the Trust Agreement and
               Indenture Supplement relating to the Replacement Engine the Owner Trustee will be the legal owner of such Replacement Engine free and clear of all Liens except as are permitted by Section 6 of the Lease, that such Replacement Engine will on such date be in good working order and condition and that such Replacement Engine is substantially the same as the Engine to be released (or an improved model),

                    (iv) the fair market value, utility (without regard to
               hours and cycles until overhaul) and modification and remaining manufacturers warranty status of the Replacement Engine as of the date of such certificate (which value shall not be less than the then fair market value of the Engine to be released (assuming such Engine was in the condition and repair required to be maintained under the Lease));

                    (v) the fair market value of the Engine to be released
               (immediately prior to any Event of Loss suffered by such Engine and assuming that such Engine was in the condition and repair required to be maintained under the Lease);

                    (vi) that each of the conditions specified in Section
               10.3.1 of the Lease with respect to such Replacement Engine have been satisfied and that Lessee will not be in default, by the making and granting of the request for release and the addition of the Replacement Engine, in the performance of any of the terms and covenants of the Lease; and

                    (vii) that the release of the Engine so to be released
               will not be in contravention of any of the provisions of this Indenture.

          (3) (a) The appropriate instruments (i) transferring to the Owner Trustee title to the Replacement Airframe or Replacement Engine to be received as consideration for the Airframe or Engine to be released and
(ii) assigning to the Owner Trustee the benefit of all manufacturer's and vendor's warranties generally available with respect to such Replacement Airframe or Replacement Engine, and a Trust Agreement and Indenture Supplement subjecting such Replacement Airframe or Replacement Engine and any related warranty rights to the lien of this Indenture.

          (b) With respect to the replacement of any Engine, such Uniform Commercial Code financing statements covering the lien created by this Indenture as deemed necessary or desirable by counsel for the Loan Trustee to protect the lien under the Indenture in the Replacement Engine.

          (4) A certificate from either an aircraft engineer (who may be an employee of Lessee) or a firm of independent aircraft appraisers selected by Lessee confining the accuracy of the information set forth in clause
(2)A(vi) of this Section 5.06.

          (5) The opinion of counsel satisfactory to the Loan Trustee, stating that:

          (i) the certificates, opinions and other instruments and/or property which have been or are therewith delivered to and deposited with the Loan Trustee conform to the requirements of this Trust Indenture and the Lease and, upon the basis of such application, the property so sold or disposed of may be lawfully released from the lien of this Trust Indenture and all conditions precedent herein provided for relating to such release have been complied with; and

                    (ii) the Replacement Airframe or Replacement Engine has
               been validly subjected to the lien of this Indenture and covered by the Lease, the instruments subjecting such Replacement Airframe or Replacement Engine to the Lease and to the Lien of this Trust Indenture, as the case may be, have been duly filed for recordation pursuant to the Federal Aviation Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the right, title, estate and interest of the Owner Trustee to and the lien of this Trust Indenture on such Replacement Aircraft or Replacement Engine.

          SECTION 5.07. Indenture Supplements for Replacements. If a Replacement Airframe or Replacement Engine is being substituted as contemplated by Section 10 of the Lease, the Owner Trustee and the Loan Trustee agree for the benefit of the Note Holders and Lessee, subject to fulfillment of the conditions precedent and compliance by Lessee with its obligations set forth in Section 10 of the Lease and the requirements of
Section 5.06 hereof with respect to such Replacement Airframe or Replacement Engine, to execute and deliver a Lease supplement and a Trust Agreement and Indenture Supplement, as applicable, as contemplated by
Section 10 of the Lease.

          SECTION 5.08. Effect of Replacement. In the event of the substitution of an Airframe or of a Replacement Engine pursuant to Section 10 of the Lease, (a) all provisions of this Trust Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such Replacement Airframe or Replacement Engine or Engines with the same force and effect as if such Replacement Airframe or Replacement Engine or Engines were the same airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for the Event of Loss with respect to the Airframe or Engine or Engines being replaced, and (b) the provisions of this Trust Indenture shall no longer be applicable to the Airframe or Engine or Engines being replaced, which shall be released from the Lien of this Indenture.

          SECTION 5.09. Investment of Amounts Held by Loan Trustee. Any amounts held by the Loan Trustee as assignee of the Owner Trustee's rights to hold monies for security pursuant to Section 4.4.1 of the Lease shall be held in accordance with the terms of such Section and the Loan Trustee agrees, for the benefit of Lessee, to perform the duties of the Owner Trustee under such Section. Any amounts held by the Loan Trustee pursuant to the proviso to the first sentence of Section 3.01, pursuant to Section 3.02, or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Loan Trustee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Loan Trustee from time to time in Cash Equivalents as directed by the Lessee (or, if a Lease Event of Default shall be continuing, by the Owner Trustee) so long as the Loan Trustee may acquire the same using its best efforts. All Cash Equivalents shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Loan Trustee or (b) credited to an Eligible Account. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Loan Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Loan Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Loan Trustee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence or negligence in the handling of funds, and any such investment may be sold (without regard to its maturity) by the Loan Trustee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

                                 ARTICLE VI

                   THE OWNER TRUSTEE AND THE LOAN TRUSTEE

          SECTION 6.01. Acceptance of Trusts and Duties. The Loan Trustee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the Collateral in accordance with the terms hereof. The Owner Trustee, in its individual capacity, and the Loan Trustee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for their own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) in the case of the Loan Trustee, as provided in the fourth sentence of Section 2.04(a) hereof and the last sentence of Section
5.04 hereof, and (iii) for liabilities that may result, in the case of the Owner Trustee, from the inaccuracy of any representation or warranty of the Owner Trustee expressly made in its individual capacity in the Participation Agreement or in Section 4.01(b) or 6.03 hereof (or in any certificate furnished to the Loan Trustee or any Note Holder in connection with the transactions contemplated by the Operative Agreements) or, in the case of the Loan Trustee (in its individual capacity), from the inaccuracy of any representation or warranty of the Loan Trustee (in its individual capacity) in the Participation Agreement or expressly made hereunder. Neither the Owner Trustee nor the Loan Trustee shall be liable for any action or inaction of the other or of the Owner Participant.

          SECTION 6.02. Absence of Duties. In the case of the Loan Trustee, except in accordance with written instructions furnished pursuant to
Section 5.01 or 5.02 hereof, and except as provided in, and without limiting the generality of, Sections 5.03 and 5.04 hereof and, in the case of the Owner Trustee, except as provided in Section 4.01(b) hereof or
Section 13 of the Participation Agreement, the Owner Trustee and the Loan Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease or of this Trust Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Trust Estate or the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Lessee's covenants under the Lease [or any of the Permitted Sublessee's covenants under any assigned Permitted Sublease] with respect to the Aircraft. The Owner Participant shall not have any duty or responsibility hereunder, including, without limitation, any of the duties mentioned in clauses (i) through (v) above; provided, that nothing contained in this sentence shall limit any obligations of the Owner Participant under the Participation Agreement or relieve the Owner Participant from any restriction under Section 4.03 hereof.

          SECTION 6.03. No Representations or Warranties as to Aircraft or Documents. NEITHER THE LOAN TRUSTEE IN ITS INDIVIDUAL OR TRUST CAPACITY NOR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT, NOR THE OWNER PARTICIPANT MAKES OR SHALL BE DEEMED TO HAVE MADE AND EACH HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, except the Owner Trustee in its individual capacity warrants that on the Delivery Date (i) the Owner Trustee shall have received whatever interest was conveyed to it by Lessee, and (ii) the Aircraft shall be free and clear of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to the Owner Trustee in its individual capacity. Neither the Owner Trustee, in its individual capacity or as Owner Trustee under the Trust Agreement, nor the Loan Trustee, in its individual or trust capacities, makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Trust Agreement, the Participation Agreement, the Equipment Notes, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement or the Guarantee, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Owner Trustee made in its individual capacity and the representations and warranties of the Loan Trustee, in each case expressly made in this Trust Indenture or in the Participation Agreement. The Note Holders and the Owner Participant make no representation or warranty hereunder whatsoever.

          SECTION 6.04. No Segregation of Monies; No Interest. Any monies paid to or retained by the Loan Trustee pursuant to any provision hereof and not then required to be distributed to the Note Holders, Lessee or the Owner Trustee as provided in Article III hereof need not be segregated in any manner except to the extent required by law or Sections 10.9 and 11.5 of the Lease and Section 5.09 hereof, and may be deposited under such general conditions as may be prescribed by law, and the Loan Trustee shall not be liable for any interest thereon (except that the Loan Trustee shall invest all monies held as directed by Lessee so long as no Lease Event of Default or Lease Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents either registered in the name of the Loan Trustee or credited to an Eligible Account of the type described in clause (1) of the definition thereof; provided, however, that any payments received, or applied hereunder, by the Loan Trustee shall be accounted for by the Loan Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

          SECTION 6.05. Reliance; Agreements; Advice of Counsel. Neither the Owner Trustee nor the Loan Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee and the Loan Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner Trustee may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Loan Trustee. As to any fact or matter relating to Lessee the manner of ascertainment of which is not specifically described herein, the Owner Trustee and the Loan Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee and the Loan Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon. The Loan Trustee shall assume, and shall be fully protected in assuming. that the Owner Trustee is authorized by the Trust Agreement to enter into this Trust Indenture and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Owner Trustee with respect thereto. In the administration of the trusts hereunder, the Owner Trustee and the Loan Trustee each may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may at the expense of the Collateral, consult with counsel, accountants and their skilled persons to be selected and retained by it, and the Owner Trustee and the Loan Trustee shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

          SECTION 6.06. Capacity in Which Acting. The Owner Trustee acts hereunder solely as trustee as herein and in the Trust Agreement provided, and not in its individual capacity, except as otherwise expressly provided herein, in the Trust Agreement and in the Participation Agreement.

          SECTION 6.07. Compensation. The Loan Trustee shall be entitled to certain indemnities and compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder (which indemnities and compensation shall be set forth on a separate fee agreement between the Loan Trustee and the Lessee). The Loan Trustee agrees that it shall have no right against the Note Holders, the Owner Trustee or the Owner Participant for any fee as compensation for its services as trustee under this Trust Indenture.

          SECTION 6.08. Instructions from Note Holders. In the administration of the trusts created hereunder, the Loan Trustee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Trust Indenture appear to conflict with any other provision herein or should the Loan Trustee's duties or obligations hereunder be unclear, and the Loan Trustee shall incur no liability in refraining from acting until it receives such instructions. The Loan Trustee shall be fully protected for acting in accordance with any instructions received under this Section 6.08.

                                ARTICLE VII

              INDEMNIFICATION OF LOAN TRUSTEE BY OWNER TRUSTEE

          SECTION 7.01. Scope of Indemnification. The Owner Trustee, not in its individual capacity, but solely as Owner Trustee, hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, except as otherwise provided in Section 2.03 or 2.04(b) hereof, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Loan Trustee (in its individual and trust capacities), and its successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Loan Trustee (in its individual capacity) on or measured by any compensation received by the Loan Trustee (in its individual capacity) for its services under this Trust Indenture), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever, which may be imposed on, incurred by or asserted against the Loan Trustee (in its individual or trust capacities) (whether or not also indemnified against by any other Person under any other document) in any way relating to or arising out of this Trust Indenture or any other Operative Agreement to which it is a party or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Collateral or the action or inaction of the Loan Trustee (in its individual or trust capacities) hereunder, to the extent not reimbursed by Lessee. Without limiting the foregoing, the Loan Trustee (in its individual or trust capacities) agrees that, prior to seeking indemnification from the Collateral, it will demand, and take such action as it may in its discretion determine to be reasonable to pursue, indemnification available to it under the Lease or the Participation Agreement. Notwithstanding the foregoing, the Loan Trustee (in its individual or trust capacities) shall not be entitled to any indemnification for any Expenses to the extent relating to or arising from its willful misconduct or gross negligence (or negligence in the case of handling funds) in the performance of its duties hereunder or resulting from the inaccuracy of any representation or warranty of the Loan Trustee (in its individual capacity) referred to in Section 6.03 hereof, or as provided in Section 6.01 hereof or in the last sentence of Section 5.04 hereof, or as otherwise excluded by the terms of Sections 9.1 and 9.3 of the Participation Agreement from Lessee's indemnities under such Sections. In addition, if necessary, the Loan Trustee (in its individual or trust capacities) shall be entitled to indemnification from the Collateral for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section
7.01 to the extent not reimbursed by Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Loan Trustee (in its individual or trust capacities) shall have a prior Lien on the Collateral. Without limiting the foregoing, the Loan Trustee agrees that, prior to seeking indemnification from the Collateral, it will demand, and diligently pursue in good faith (but with no duty to exhaust all legal remedies therefor), indemnification available to the Loan Trustee from Lessee under the Lease or the Participation Agreement.

                                ARTICLE VIII

                      SUCCESSOR AND SEPARATE TRUSTEES

          SECTION 8.01. Notice of Successor Owner Trustee. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement including upon any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Loan Trustee, Lessee and the Note Holders.

          SECTION 8.02. Resignation of Loan Trustee; Appointment of
Successor.

          (a) The Loan Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to Lessee, the Owner Trustee, the Owner Participant and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Loan Trustee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Lessee, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if a Lease Event of Default is continuing) remove the Loan Trustee without cause by an instrument in writing delivered to the Owner Trustee, Lessee, the Owner Participant and the Loan Trustee, and the Loan Trustee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Loan Trustee. In the case of the resignation or removal of the Loan Trustee, a Majority in Interest of Note Holders may appoint a successor Loan Trustee by an instrument signed by such holders, which successor, so long as no Lease Event of Default shall have occurred and be continuing, shall be subject to Lessee's reasonable approval. If a successor Loan Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Loan Trustee, the Owner Trustee, the Owner Participant or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Loan Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Loan Trustee so appointed by such court shall immediately and without further act be superseded by any successor Loan Trustee appointed as above provided.

          (b) Any successor Loan Trustee, however appointed, shall execute and deliver to the Owner Trustee, the predecessor Loan Trustee and Lessee an instrument accepting such appointment and assuming the obligations of the Loan Trustee under the Participation Agreement arising from and after the time of such appointment, and thereupon such successor Loan Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Loan Trustee hereunder in the trust hereunder applicable to it with like effect as if originally named the Loan Trustee herein; but nevertheless upon the written request of such successor Loan Trustee, such predecessor Loan Trustee shall execute and deliver an instrument transferring to such successor Loan Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Loan Trustee, and such predecessor Loan Trustee shall duly assign, transfer, deliver and pay over to such successor Loan Trustee all monies or other property then held by such predecessor Loan Trustee hereunder.

          (c) Any successor Loan Trustee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Wilmington, Delaware; Salt Lake City, Utah; Chicago, Illinois or Hartford, Connecticut and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Loan Trustee hereunder upon reasonable or customary terms.

          (d) Any corporation into which the Loan Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Loan Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Loan Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section 8.02, be a successor Loan Trustee and the Loan Trustee under this Trust Indenture without further act.

          SECTION 8.03. Appointment of Additional and Separate Trustees.

          (a) Whenever (i) the Loan Trustee shall deem it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Trust Indenture, any other Mortgage Agreement, the Equipment Notes or any of the transactions contemplated by the Participation Agreement, (ii) the Loan Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Loan Trustee shall so advise the Owner Trustee and Lessee), or (iii) the Loan Trustee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Loan Trustee and, upon the written request of the Loan Trustee, the Owner Trustee, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Loan Trustee, either to act jointly with the Loan Trustee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Loan Trustee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional and separate trustee, subject in each case to the remaining provisions of this Section 8.03. If the Owner Trustee shall not have taken any action requested of it under this Section 8.03(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Loan Trustee so to do, or if an Event of Default shall have occurred and b continuing, the Loan Trustee may act under the foregoing provisions of this Section 8.03(a) without the concurrence of the Owner Trustee; and the Owner Trustee hereby irrevocably appoints (which appointment is coupled with an interest) the Loan Trustee, its agent and attorney-in-fact to act for it under the foregoing provisions of this
Section 8.03(a) in either of such contingencies. The Loan Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 8.03(a) shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Loan Trustee until a successor additional or separate trustee is appointed as provided in this Section 8.03(a).

          (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Loan Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the Loan Trustee shall be promptly paid over by it to the Loan Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Loan Trustee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Loan Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Loan Trustee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Loan Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and Loan Trustee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 8.03 shall be subject to, and shall have the benefit of Articles IV through VIII and Article X hereof insofar as they apply to the Loan Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 8.03 shall not in any case exceed those of the Loan Trustee hereunder.

          (c) If at any time the Loan Trustee shall deem it no longer necessary or desirable in order to conform to any such law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Loan Trustee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Loan Trustee and, upon the written request of the Loan Trustee, the Owner Trustee, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Loan Trustee may act on behalf of the Owner Trustee under this
Section 8.03(c) when and to the extent it could so act under Section 8.03(a) hereof.

                                 ARTICLE IX

             SUPPLEMENT AND AMENDMENTS TO THIS TRUST INDENTURE
                            AND OTHER DOCUMENTS

          SECTION 9.01. Instructions of Majority; Limitations.

          (a) Except as provided in Section 5.02 hereof, and except with respect to Excluded Payments, the Owner Trustee agrees it shall not enter into any amendment of or supplement to the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Manufacturer Warranty Agreement, or the Guarantee, or execute and deliver any written waiver or modification of, or consent under, the terms of the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Guarantee Agreement, unless such supplement, amendment, waiver, modification or consent is consented to in writing by the Loan Trustee and a Majority in Interest of Note Holders. Anything to the contrary contained herein notwithstanding, without the necessity of the consent of any of the Note Holders or the Loan Trustee, (i) any Excluded Payments payable to the Owner Participant may be modified, amended, changed or waived in such manner as shall be agreed to by the Owner Participant and Lessee and (ii) the Owner Trustee and Lessee may enter into amendments of or additions to the Lease to modify Section 5 (except to the extent that such amendment would affect the rights or exercise of remedies under
Section 15 of the Lease), Section 9 or Section 17 of the Lease so long as such amendments, modifications and changes do not and would not affect the time of, or reduce the amount of, Rent payments until after the payment in full of all Secured Obligations or otherwise adversely affect the Note Holders.

          (b) Without limiting the provisions of Section 9.01(a) hereof and subject to Section 5.02(a)(2)(i) hereof, the Loan Trustee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Manufacturer Warranty Agreement, the Guarantee or the Participation Agreement, or any other agreement included in the Collateral, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Loan Trustee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner Trustee and Lessee or, as may be appropriate, the Airframe Manufacturer or the Engine Manufacturer; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding and of each Liquidity Provider and the Policy Provider, no such amendment of or supplement to this Trust Indenture, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Manufacturer Warranty Agreement, the Guarantee or the Participation Agreement or waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this
Section 9.01, of Article II or III of Section 4.02, 4.03, 4.04, 5.02 or
5.06 hereof, Section 13.3, 14 (except to add an Event of Default) or 16 of the Lease, Section 15.1 of the Participation Agreement, the definitions of "Event of Default", "Default", "Lease Event of Default", "Lease Default", "Majority in Interest of Note Holders", "Make-Whole Amount" or "Note Holder", or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, or alter or modify the provisions of Article III hereof with respect to the order of priorities in which distribution thereunder shall be made as among the Note Holders, the Owner Trustee and Lessee, (iii) reduce, modify or amend any indemnities in favor of the Loan Trustee, the Mortgage Indemnitees or the Note Holders, (iv) consent to any change in the Trust Indenture or the Lease which would permit redemption of Equipment Notes earlier than permitted under Section 2.10 or 2.12 hereof or the purchase of the Equipment Notes other than as permitted by Section 2.14 hereof, (v) modify any of the provisions of Section 3.2.1(e) of the Lease, or modify, amend or supplement the Lease or consent to any assignment of the Lease, in either case releasing Lessee from its obligations in respect of the payment of Basic Rent, Stipulated Loss Value or Termination Value for the Aircraft or altering the absolute and unconditional character of the obligations of Lessee to pay Rent as set forth in Sections 3 and 16 of the Lease or (vi) permit the creation of any Lien on the Collateral or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article IV hereof. So long as no Lease Event of Default has occurred and is continuing, without the consent of Lessee no amendment or supplement to this Trust Indenture or waiver or modification of the terms hereof shall adversely affect Lessee.

          (c) At any time after the Delivery Date, the Owner Trustee and the Loan Trustee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes:
(i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner Trustee in accordance with the terms of the Trust Agreement or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the Lien of this Trust Indenture, the Airframe or Engines or any Replacement Airframe or Replacement Engine: (v) to add to the covenants of the Owner Trustee for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the Owner Trustee, the Owner Participant or Lessee; (vi) to add to the rights of the Note Holders; and (vii) to include on the Equipment Notes any legend as may be required by law.

          SECTION 9.02. Trustees Protected. If, in the opinion of the institution acting as Owner Trustee under the Trust Agreement or the institution acting as Loan Trustee hereunder, any document required to be executed by it pursuant to the terms of Section 9.01 hereof adversely affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture or the Lease, such institution may in its discretion decline to execute such document.

          SECTION 9.03. Documents Mailed to Note Holders. Promptly after the execution by the Owner Trustee or the Loan Trustee of any document entered into pursuant to Section 9.01 hereof, the Loan Trustee shall mail, by first class mail, postage prepaid, a copy thereof to Lessee and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Loan Trustee to mail such copies shall not impair or affect the validity of such document.

          SECTION 9.04. No Request Necessary for Lease supplement or Trust Agreement and Indenture Supplement. No written request or consent of the Loan Trustee, the Note Holders or the Owner Participant pursuant to Section
9.01 hereof shall be required to enable the Owner Trustee to enter into any Lease supplement specifically required by the terms of the Lease or to execute and deliver a Trust Agreement and Indenture Supplement specifically required by the terms hereof.

          SECTION 9.05. Notices to Liquidity Provider and Policy Provider. Any request made to any Note Holder for consent to any amendment or supplement to this Agreement or the Equipment Notes pursuant to this
Article IX shall be promptly furnished by the Loan Trustee to each Liquidity Provider and the Policy Provider.

                                 ARTICLE X

                               MISCELLANEOUS

          SECTION 10.01. Termination of Trust Indenture. Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Mortgage Indemnitees, the Note Holders and the Loan Trustee hereunder or under the Participation Agreement, the Owner Trustee shall direct the Loan Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing the Aircraft and the Engines from the Lien of this Trust Indenture and releasing the Lease, the Guarantee, the Purchase Agreement, and the Purchase Agreement Assignment with the Consent and Agreement attached thereto from the assignment and pledge thereof hereunder and the Loan Trustee shall execute and deliver such instrument as aforesaid and give written notice thereof to Lessee; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Loan Trustee of all property constituting part of the Collateral and the final distribution by the Loan Trustee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

          SECTION 10.02. No Legal Title to Collateral in Note Holders. No holder of a Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

          SECTION 10.03. Sale of Aircraft by Loan Trustee Is Binding. Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Loan Trustee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Loan Trustee, the Owner Trustee, the Owner Participant and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Loan Trustee.

          SECTION 10.04. Trust Indenture for Benefit of Owner Trustee, Loan Trustee, Owner Participant, Lessee, Note Holders and the other Mortgage Indemnitees. Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner Trustee, the Loan Trustee, the Owner Participant, Lessee, the Note Holders and the other Mortgage Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture.

          SECTION 10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and (i) if to the Owner Trustee, addressed to it at its office at 79 South Main Street, 3rd Floor, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (Telecopy No. (801) 246-5053)) with a copy to the Owner Participant addressed as provided in clause (iii) below, (ii) if to the Loan Trustee, addressed to it at its office Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, Fax: 302-651- 8882, (iii) if to any Participant, Lessee, any Note Holder or any other Mortgage Indemnitee, addressed to such party at such address as is set forth in the Participation Agreement or as such party shall have furnished by notice to the Owner Trustee and the Loan Trustee, or, until an address is so furnished, addressed to the address of such party (if any) set forth in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner Trustee, the Owner Participant or the Loan Trustee or any Note Holder or Lessee to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

          SECTION 10.06. Severability. Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.07. No Oral Modification or Continuing Waivers. No term or provision of this Trust Indenture or the Equipment Notes may be by the Owner Trustee and the

Loan Trustee, in compliance with Section 9.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

          SECTION 10.08. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. This Trust Indenture and the Collateral shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Trust Indenture to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby, thereby and by the Participation Agreement. Each Note Holder by its acceptance of a Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Participation Agreement applicable to a Mortgage Participant or a Note Holder.

          SECTION 10.09. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 10.10. Normal Commercial Relations. Anything contained in this Trust Indenture to the contrary notwithstanding, the Owner Trustee (in its individual capacity), the Loan Trustee (in its individual capacity), any Participant or any bank or other Affiliate of such Participant may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Lessee, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

          SECTION 10.11. Governing Law; Counterpart Form. THIS TRUST INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 10.12. Voting By Note Holders. All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

          SECTION 10.13. Bankruptcy. It is the intention of the parties that the Owner Trustee, as lessor under the Lease (and the Loan Trustee as assignee of the Owner Trustee hereunder), shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in the Lease in the event under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

          SECTION 10.14. No Action Contrary to Lessee's Rights Under the Lease. Notwithstanding any of the provisions of this Trust Indenture or the Trust Agreement to the contrary, neither the Loan Trustee nor the Owner Trustee will take any action contrary to Lessee's rights under the Lease, including the right to possession and use of, and the quiet enjoyment of, the Aircraft, except in accordance with provisions of the Lease.

          SECTION 10.15. Payments With Respect to Insured Obligations. Anything in this Trust Indenture or the Equipment Notes to the contrary notwithstanding, any payment with respect to the Insured Obligations (as defined in the Policy) that is made with funds received pursuant to the terms of the Policy shall not be considered payment on the Equipment Notes by the Lessee, shall not discharge any obligations of the Lessee to make such payment and shall not result in the payment of (or the provisions for the payment of) any Insured Obligations for the purposes of Section 2.05.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture duly executed by their respective officers thereof duly authorized as of the day and year first above written.

                                         FIRST SECURITY BANK, NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity, except
                                         as expressly provided herein, but
                                         solely as Owner Trustee, as Owner
                                         Trustee

                                         By:______________________________
                                            Name:
                                            Title:


                                         WILMINGTON TRUST COMPANY,
                                         as Loan Trustee

                                         By:______________________________
                                            Name:
                                            Title:

                                                                  EXHIBIT A
                                                                         TO
                                               TRUST INDENTURE AND MORTGAGE


                         TRUST INDENTURE SUPPLEMENT

                                  [N___AT]

          This TRUST INDENTURE SUPPLEMENT [N___AT], dated ____________, 2000 (herein called this "Trust Indenture Supplement") of FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee (herein called the "Owner Trustee") under that certain Trust Agreement [N___AT] dated as of _____________, 2000 (the "Trust Agreement"), between the Owner Trustee and the Owner Participant named therein.

                                WITNESSETH:

          WHEREAS, the Trust Indenture and Mortgage [N___AT], dated as of ________________, 2000 (the "Trust Indenture") between the Owner Trustee and Wilmington Trust Company, as Loan Trustee (the "Loan Trustee"), provides for the execution and delivery of one or more supplements thereto substantially in the form hereof, which shall particularly describe the Aircraft (such term and other defined terms in the Indenture being herein used with the same meanings) and any Replacement Airframe or Replacement Engine and shall specifically mortgage such Aircraft, Replacement Airframe or Replacement Engine, as the case may be, to the Loan Trustee; and

          WHEREAS, the Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

          NOW, THEREFORE, this Trust Indenture Supplement witnesseth that the Owner Trustee hereby confirms that the Lien of the Trust Indenture on the Collateral covers all of Owner Trustee's right, title and interest in and to the following described property:

                                  AIRFRAME

          One airframe identified as follows:

                                               FAA             Manufacturer's
         Manufacturer      Model      Registration Number      Serial Number


            Boeing        757-200

together with all of the Owner Trustee's right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

                              AIRCRAFT ENGINES

          Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, identified as follows:

                                               FAA             Manufacturer's
         Manufacturer      Model      Registration Number      Serial Number

         Rolls Royce   RB.211-535E4

          Together with all of Owner Trustee's right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to any of such engines.

          Together with all of Owner Trustee's right, title and interest in and to all Parts of whatever nature, which from time to time are included within the definition of "Airframe" or "Engine", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts).

          As further security for the obligations referred to above and secured by the Trust Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Loan Trustee, its successors and assigns, for the security and benefit of the Note Holders and the Mortgage Indemnitees, in the trust created by the Trust Indenture, all of the right, title and interest of the Owner Trustee in, to and under the Lease of even date herewith covering the property described above.

          Notwithstanding any provision hereof, no Excluded Payment shall constitute security for any of the aforementioned obligations.

          TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Mortgage Indemnitees, except as provided in Section 2.15 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

          This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

          This Trust Indenture Supplement is being delivered in the State of New York.

          AND, FURTHER, the Owner Trustee hereby acknowledges that the Aircraft referred to in this Trust Indenture Supplement and the aforesaid Lease has been delivered to the Owner Trustee and is included in the property of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Trust Indenture.

          IN WITNESS WHEREOF, the Owner Trustee has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                         FIRST SECURITY BANK, NATIONAL
                                         ASSOCIATION,
                                         not in its individual capacity, but
                                         solely as Owner Trustee, Owner Trustee

                                         By:______________________________
                                            Name:
                                            Title:

                                 SCHEDULE I

              ORIGINAL AMOUNT, INTEREST RATE AND AMORTIZATION

    G          ____% Equipment Notes due __________, 20__       $_____________
    C          ____% Equipment Notes due __________, 20__       $_____________

                        Equipment Notes Amortization

                                  Series G

                               Aircraft _____


                                                   Percentage of Original

Payment Date                                         Amount to be Paid